INTERTAPE POLYMER GROUP INC.

                                   NOTICE OF
                          ANNUAL AND SPECIAL MEETING
                               OF SHAREHOLDERS

                                to be held on

                                June 11, 2003

                                    LOGO

                          INTERTAPE POLYMER GROUP INC.

               110 E Montee de Liesse, St. Laurent, Quebec, H4T 1N4


               NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of Shareholders of INTERTAPE POLYMER GROUP INC. (the "Corporation") will be held in the Picasso Room of the Hotel Sofitel Montreal, 1155 Sherbrooke Street West, Montreal, Quebec, on June 11, 2003, at 4:00 o'clock in the afternoon, for the purposes of:

     (1) receiving the consolidated financial statements for the year ended December 31, 2002, together with the auditors' report thereon;

     (2) electing a board of seven directors to serve until the next annual meeting of shareholders;

     (3) appointing auditors and authorizing the directors to fix their remuneration;

     (4) considering and, if deemed advisable, approving, ratifying and confirming amendments to the Corporation's general by-laws;

     (5) considering and, if deemed advisable, approving, ratifying and confirming the Corporation's amended and restated Shareholder Protection Rights Plan Agreement; and

     (6) transacting such other business as may properly be brought before the Meeting.

The specific details of all matters proposed to be put before the Meeting are set forth in the accompanying Management Proxy Circular.

Only holders of record of common shares of the Corporation at the close of business on May 7, 2003 will be entitled to vote at the Meeting.

By Order of the Board of Directors,

LOGO

ANDREW M. ARCHIBALD, C.A.
Chief Financial Officer,
Secretary,
Vice President, Administration
St. Laurent, Quebec
May 7, 2003

SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT AT THE MEETING ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. PROXIES MUST BE RECEIVED AT THE REGISTERED OFFICE OF THE TRANSFER AGENT OF THE CORPORATION NOT LESS THAN 48 HOURS PRIOR TO THE MEETING.

                          MANAGEMENT PROXY CIRCULAR

Solicitation of Proxies

     This Management Proxy Circular (the "Circular"), which is being mailed to shareholders on or about May 16, 2003, is furnished in connection with the solicitation by the management of Intertape Polymer Group Inc. (the "Corporation") of proxies to be used at the Annual and Special Meeting of Shareholders of the Corporation (the "Meeting") to be held on June 11, 2003 at the time and place and for the purposes set forth in the accompanying notice of Annual and Special Meeting of Shareholders, or any adjournment thereof. The solicitation will be primarily by mail but may also be made by telephone or other means of telecommunication by regular employees of the Corporation at nominal cost. The cost of the solicitation will be borne by the Corporation.

     All dollar amounts set forth in this Circular are in Canadian dollars, except as otherwise indicated.

Appointment of Proxyholders and Revocation of Proxies

     A shareholder may appoint as proxyholder a person other than the directors of the Corporation named in the accompanying form of proxy to attend and vote at the Meeting in his stead, and may do so by inserting the name of such other person, who need not be a shareholder, in the blank space provided in the form of proxy or by completing another proper form of proxy.

     In order for proxies to be recognized at the Meeting, the completed forms of proxy must be received at the office of the Corporation's Canadian transfer agent, CIBC Mellon Trust Company, 2001 University Street, 16th Floor, Montreal, Quebec, not less than 48 hours prior to the Meeting.

     A shareholder, or his attorney authorized in writing, who executed a form of proxy may revoke it in any manner permitted by law, including the depositing of an instrument of revocation in writing at the principal place of business of the Corporation, 110E Montee de Liesse, St. Laurent, Quebec
H4T 1N4, at any time up to and including the last business day preceding the day of the Meeting or an adjournment thereof or with the Chairman of the Meeting or an adjournment thereof on the day of the Meeting but prior to the use of the proxy at the Meeting.

Non-Registered Holders

     The information set forth in this section is important to the many shareholders who do not hold their common shares of the Corporation in their own names (the "Non-Registered Holders"). Non-Registered Holders should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of shares can be recognized and acted upon at the Meeting. However, in many cases, common shares of the Corporation beneficially owned by a Non-Registered Holder are registered either:

     a) In the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the common shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

     b) In the name of a clearing agency (such as The Canadian Depository for Securities Limited or "CSD") of which the Intermediary is a participant.

     In accordance with the requirements of National Instrument Policy 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Management Proxy Circular, the form of proxy and the 2002 Annual Report including management's discussion and analysis (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

     Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive the Meeting Materials will either:

     1. Be given a proxy which is signed by the Intermediary (typically by a facsimile, stamped signature) and already sets forth the number of common shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. The Non-Registered Holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with CIBC Mellon Trust Company as described above;

     2. More typically, be given a voting instruction form which must be completed and signed by the Non-Registered Holder in accordance with the directions on the CIBC Mellon Trust Company voting instruction form.

     The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications Corporation ("ADP" formerly IICC). ADP typically mails a proxy form to the Non-Registered Holders and asks Non-Registered Holders to return the proxy form to ADP (the ADP form also allows completion of the voting instructions form by telephone.) ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at a shareholders' meeting. A Non-Registered Holder receiving a proxy form from ADP cannot use that proxy to vote shares directly at the Meeting. The proxy must be returned to ADP well in advance of the Meeting in order to have the shares voted.

     Shares held by brokers or their agents or nominees can be voted for or against resolutions only upon the instructions of the Non-Registered Holder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the common shares they beneficially own.

     Should a Non-Registered Holder who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided, or, in the case of a voting instruction form, follow the corresponding directions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and ensure that instructions respecting the voting of their shares are communicated to the appropriate person.

Exercise of Discretion by Proxyholders

     The persons whose names are printed on the accompanying form of proxy will, on a show of hands or any ballot that may be called for, vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the shareholder appointing them. If no choice is specified by the shareholder, the shares will be voted for the election of the nominees for directors set forth in this Circular under the heading "Election of Directors", for the appointment of the auditors set forth in this Circular under the heading "Appointment and Remuneration of Auditors", for the approval of the amendments to be made to the Corporation's General By-Laws set forth in this Circular under the heading "Amendment to the General By-Laws of the Corporation" and for the approval of the amendment and restatement of the Corporation's Shareholder Protection Rights Plan set forth in this Circular under the heading "Amendment and Restatement to the Corporation's Shareholder Protection Rights Plan".

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting and to other matters which may properly come before the Meeting. As at the date hereof, management knows of no such amendment, variation or other matters to come before the Meeting. If any matters which are not now known should properly come before the Meeting, the persons named in the form of proxy will vote on such matters in accordance with their best judgment.

Shareholder Proposals for 2004 Annual Meeting

     Shareholder proposals intended to be presented at the Corporation's 2004 Annual Meeting of Shareholders must be submitted for inclusion in the Corporation's proxy materials prior to March 1, 2004.

Voting Shares and Principal Holders Thereof

     As at May 7, 2003, the Corporation had 33,821,074 common shares outstanding, being the only class of shares entitled to be voted at the Meeting. Each holder of such shares is entitled to one vote for each share registered in his name as at the close of business on May 7, 2003, being the date fixed by the Board of Directors of the Corporation for the determination of the registered holders of such shares who are entitled to receive the Notice of Annual and Special Meeting of Shareholders enclosed herewith (the "Record Date"). In the event that such a shareholder transfers the ownership of any of his shares after the Record Date, the transferee of such shares shall be entitled to vote at the Meeting if he produces properly endorsed share certificates or otherwise establishes proof of his ownership of the shares and demands, not later than ten days before the Meeting, that his name be included in the list of shareholders entitled to vote. This list of shareholders will be available for inspection on and after the Record Date during usual business hours at the registered office of the Corporation and at the Meeting.

     To the knowledge of the directors and officers of the Corporation, no person beneficially owns or exercises control or direction over shares carrying more than ten percent of the voting rights attached to all shares of the Corporation.

Election of Directors

     The Articles of the Corporation stipulate that the Board of Directors shall consist of a minimum of one and a maximum of eleven directors. The entire Board of Directors currently consists of seven members all of whom, with the exception of Thomas E. Costello, were members of the Board prior to the last annual shareholders meeting held on May 22, 2002. Thomas E. Costello was appointed as a director of the Corporation on November 22, 2002 in order to fill the vacancy created by Irvine Mermelstein's resignation as a director. The following sets out information regarding each of the seven persons proposed by management as nominees for election as directors to hold office until the next succeeding annual meeting of shareholders of the Corporation or until their successors are elected or appointed.

                                                                                                  As at May 7, 2003
                                                                                             Control or Direction of the
                                                                                             Corporation is Exercised by
                                                                                                    Means of (1)
                                                                                            ____________________________
         Name                  Age       Position or office                                 Common         Options to
                                          with Corporation            Director Since	    Shares       Purchase Shares
Melbourne F. Yull(4)           62     Director, Chairman of the     December 22, 1989(5)    543,449          869,000
                                      Board and Chief Executive
                                      Officer
Michael L. Richards(2)(4)      64     Director                      December 22, 1989(5)     77,600           38,000
Ben J. Davenport, Jr.(2)(4)    60     Director                      June 8, 1994             18,000           38,000
L. Robbie Shaw(2)(3)(4)        61     Director                      June 8, 1994              6,500           38,000
Gordon R. Cunningham(2)(3)(4)  58     Director                      May 21, 1998             15,000           29,000
J. Spencer Lanthier(3)(4)      62     Director                      June 20, 2001             2,000           20,000
Thomas E. Costello(3)(4)       63     Director                      November 22, 2002             0           12,500
                                                                                            _______        _________
                                                                                            662,549        1,044,500

__________

(1) This information, not being within the knowledge of the Corporation, was furnished by the respective nominees individually.

(2)  Member of Compensation Committee.

(3)  Member of Audit Committee.

(4)  Member of Nominating & Governance Committee

(5)  Director of the predecessor company since 1981.

     Melbourne F. Yull, a resident of Sarasota, Florida was appointed Chairman of the Board and Chief Executive Officer on January 11, 1995, having been the President and a director of the Corporation or a predecessor thereof since 1981.

     Michael L. Richards, a resident of Westmount, Quebec, is a senior partner in the law firm Stikeman Elliott LLP, Montreal, Quebec.

     Ben J. Davenport, Jr., a resident of Chatham, Virginia, is the Chief Executive Officer of Chatham Oil Company, a distributor of oil, gasoline and propane. He also serves as Chairman and Chief Executive Officer of First Piedmont Corporation, a waste hauling business.

     L. Robbie Shaw, a resident of Halifax, Nova Scotia, is the Vice-President of Nova Scotia Community College.

     Gordon R. Cunningham, a resident of Toronto, Ontario, is President of Cumberland Asset Management Corp., a discretionary investment management firm.

     J. Spencer Lanthier, a resident of Toronto, Ontario currently serves as a member of the board of directors of several publicly traded corporations. From 1993 to 1999, Mr. Lanthier held the position of Chairman and Chief Executive Officer of KPMG Canada and was a member of the KPMG international executive committee and board of directors.

     Thomas E. Costello, a resident of Long Boat Key, Florida, was the Chief Executive Officer, from 1991 to 2002, of xpedx, a wholly-owned subsidiary of the International Paper Company.

     If any of the above nominees is for any reason unavailable to serve as a director, proxies in favour of management will be voted for another nominee in the discretion of the persons named in the form of proxy unless the shareholder has specified in the proxy that his shares are to be withheld from voting on the election of directors. The Board of Directors recommends a vote in favour of each of the nominees.

Executive Compensation

1.    Summary Compensation Table

     The following table sets forth all compensation paid in respect of the individuals who were, at December 31, 2002, the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation (the "named executive officers").

                                       SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                                                           Awards
                                                                                       Securities Under
                                                                       Other Annual    Options Granted
                                          Salary         Bonus         Compensation      As At FY-End
Name and Principal Position       Year       $             $               ($)(1)            (#)
___________________________       ____    ______         _______       ____________    ________________
M.F. Yull                         2002    U.S.$475,000   U.S.$100,000   U.S.$50,190        819,000
  Chairman of the Board and       2001    U.S.$475,000              0   U.S.$42,828        668,000
  Chief Executive Officer         2000    U.S.$515,793              0   Cdn $20,587        568,000
H.D. McSween                      2002    U.S.$299,520   U.S.$ 25,000   U.S.$13,649        285,165
  President-Distribution          2001    U.S.$300,498              0   U.S.$12,730        205,165
  Products                        2000    U.S.$300,544              0   U.S.$16,991        372,308
A.M. Archibald                    2002    U.S.$238,796              0   U.S.$   585        244,543
  Chief Financial Officer,        2001    Cdn $350,144              0   Cdn $11,283        197,543
  Secretary, Vice President       2000    Cdn $354,886              0   Cdn $17,000        354,688
  Administration
J.B. Carpenter                    2002    U.S.$218,400    U.S.$15,000   U.S.$14,950         90,000
  President -                     2001    U.S.$220,040              0   U.S.$14,304         35,000
  Woven Products                  2000    U.S.$221,584              0   U.S.$ 9,125         60,000
D.R. Yull                         2002    U.S.$193,558    U.S.$15,000   U.S.$21,063        159,800
  Vice-President Sales &          2001    U.S.$178,156              0   U.S.$19,959        104,800
  Marketing                       2000    U.S.$154,005              0   U.S.$ 8,400         87,800
  Distribution Products

__________

(1) The amounts in this column relate primarily to taxable benefits on employee loans, to the Corporation's contributions to the pension plan and to expenses incurred by the Corporation in connection with automobiles that it puts at the disposal of certain of the named executive officers.

     The aggregate compensation for all executive officers and directors of the Corporation who are not "named executive officers" for the fiscal year ended December 31, 2002 amounts to U.S.$565,602.

2.    Executive Stock Option Plan

     The Corporation has established an ongoing Executive Stock Option Plan which has been amended from time to time since 1996 (the "Plan"). The Plan is administered by the Board of Directors. The shares offered under the Plan are common shares of the Corporation. The Board of Directors designates from time to time from the eligible executives those executives to whom options are to be granted and determines the number of shares covered by such options. Generally, participation in the Plan is limited to persons holding positions that can have an impact on the Corporation's long-term results. The number of common shares to which the options relate are determined by taking into account, inter alia, the market price of the common shares and each optionee's base salary. The exercise price payable for each common share covered by an option is determined by the Board of Directors but will not be less than the market value of the underlying common shares on the day preceding the effective date of the grant. The Plan provides that options issued thereunder shall vest 25% per year over four years.

     In 2002, the named executive officers who were granted stock options were M.F. Yull who was granted 125,000 options, H.D. McSween, who was granted 80,000 stock options, A.M. Archibald who was granted 47,000 stock options, J.B. Carpenter who was granted 55,000 stock options and D.R. Yull who was granted 55,000 stock options.

     The following table sets forth each grant of options to the named executive officers under the Plan during the financial year ended December 31, 2002.

             OPTION GRANTS DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 2002

                                 % of the Total
                                Number of Options
                                That Were Granted
                  Securities      To Employees
                    Under          During the                            Market Value of the
                   Options       financial Year       Exercise Price      Common Shares on
                   Granted       ended Dec. 31,         (S/Common         The Date of Grant
   Name              (#)             2002                Share)           ($/Common Share)      Expiration Date
______________    __________     ________________     ______________     ____________________   _______________
M.F. Yull           60,000           9.4%               U.S.$ 9.92            U.S.$ 9.92         March 13, 2008
                    65,000          10.2%               U.S.$10.15            U.S.$10.15         July 22, 2008
H.D. McSween        40,000           6.3%               U.S.$ 9.92            U.S.$ 9.92         March 13, 2008
                    40,000           6.3%               U.S.$10.15            U.S.$10.15         July 22, 2008
A.M. Archibald      25,000           3.9%               Cdn $15.72            Cdn $15.72         March 13, 2008
                    22,000           3.5%               Cdn $15.93            Cdn $15.93         July 22, 2008
J.B. Carpenter      30,000           4.7%               U.S.$ 9.92            U.S.$ 9.92         March 13, 2008
                    25,000           3.9%               U.S.$10.15            U.S.$10.15         July 22, 2008
D.R. Yull           30,000           4.7%               U.S.$ 9.92            U.S.$ 9.92         March 13, 2008
                    25,000           3.9%               U.S.$10.15            U.S.$10.15         July 22, 2008

     As further highlighted in the table below, no options were exercised by any named executive officers, executive officers or senior officers of the Corporation in the financial year ended December 31, 2002.

              AGGREGATED OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED
                DECEMBER 31, 2002 AND FINANCIAL YEAR-END OPTION VALUES



                    Securities     Aggregate
                     Acquired         Value
                   on Exercise      Realized
     Name              (#)            ($)       Exercisable/Unexercisable     Exercisable/Unexercisable
_______________    ___________     _________    _________________________     _________________________
M.F. Yull               0              0            440,000/375,000               1,829,280/1,545,000
H.D. McSween            0              0            146,665/138,500               604,260/570,620
A.M. Archibald          0              0            141,543/103,000               583,247/424,425
J.B. Carpenter          0              0            15,000/ 75,000                61,800/309,000
D.R. Yull               0              0            42,300/117,500                174,276/484,100

3.     Pension Arrangements

     The Corporation maintains a defined contribution plan through its Canadian subsidiary, Intertape Polymer Inc. ("IPI"), for its salaried employees in Canada, including the named executive officers who are Canadian residents.

     Effective January 1, 2001, the Corporation amended and restated its USA Employees' Retirement Plan to be a combined employee stock ownership plan and 401 (k) plan, to change the name of the plan to the "Intertape Polymer Group Inc. USA Employees' Stock Ownership and Retirement Savings Plan" and to bring the plan into compliance with recent legislative changes. The Corporation may make annual discretionary matching contributions equal to a percentage of the contributions made by employees, but in no event shall such contributions exceed six percent of the employee's compensation deposited as elective contributions. A subsidiary of the Corporation contributes to a multi-employer plan for employees covered by collective bargaining agreements. The Corporation's expense for such retirement savings plans for the year ended December 31, 2002, was U.S.$2,585,000 (U.S.$2,295,000 in 2001 and
U.S.$2,013,000 in 2000).

4.     Employment Contracts and Termination of Employment

     The employment agreement which the Corporation entered into with M.F.
Yull on July 1, 1998 was amended on November 7, 2000 and further amended on January 28, 2001. Pursuant to the terms of the employment agreement, as amended (the "Agreement"), M.F. Yull agreed to continue to serve as Chairman of the Board and Chief Executive Officer of the Corporation and its subsidiaries at a fixed annual gross salary of U.S.$475,000 for the year 2001 and subsequently at compensation levels to be reviewed annually by the Corporation in accordance with its internal policies. M.F. Yull's fixed annual gross salary for the year 2002 remained at U.S.$475,000 and his fixed annual gross salary for the year 2003 is U.S.$491,625. The Agreement provides inter alia for annual bonuses based on budgeted objectives of the Corporation. The Agreement also provides for the payment of 36 months of M.F. Yull's remuneration in the event of termination without cause or resignation within six months of a change of control of the Corporation. Further, it provides for all options for the acquisition of common shares of the Corporation previously granted to M.F. Yull to become immediately vested and exercisable in the event of his termination without cause, or his resignation within six months of a change of control of the Corporation, or his retirement at any time after his 60th birthday or in the event of his death, and that such options must be exercised within 36 months following the effective date of such termination, resignation, retirement or death. In addition to his participation in the pension plan of IPI, the Agreement provides that M.F. Yull will receive, upon his ceasing to be an employee for any reason, a defined benefit supplementary pension annually for life equal to two percent of his average annual gross salary for the final five years of his employment multiplied by his years of service with the Corporation. Furthermore, the Agreement provides that if during the term of M.F. Yull's employment a bona fide offer is made to all shareholders of the Corporation which, if accepted, would result in a change of control of the Corporation, then, subject to any applicable law, all of M.F. Yull's options which have not yet become vested and exercisable shall become vested and exercisable immediately. Upon expiry of such bona fide offer, if it does not result in a change of control of the Corporation, all of M.F. Yull's unexercised options which were not vested prior to such offer, shall immediately revert to their unvested status and to their former provisions with respect to the time of their vesting.

     The Corporation has entered into agreements dated as of January 28, 2001 with each of Messrs. A.M. Archibald, W.A. Barnes, J.B. Carpenter, B.H. Hildreth, J.A. Jackson, G.C. Jones, H.D. McSween, S. Nelson, E. Nugent, K.R. Rogers, D.R. Yull and G.A. Yull. These agreements provide that if, within a period of six months after a change in control of the Corporation, (a) the executive voluntarily terminates his employment with the Corporation, or (b) the Corporation terminates the executive's employment without cause, such executive will be entitled to a lump sum in the case of his resignation or an indemnity in lieu of notice in a lump sum in the case of his termination, equal to 12 to 24 months of such executive's remuneration at the effective date of such resignation or termination, depending on his seniority. In addition, all options for the acquisition of common shares of the Corporation previously granted to such executive shall become immediately vested and exercisable and must be exercised by such executive within 90 days following the effective date of such resignation or termination. Furthermore, these agreements also provide that if during the term of the executive's employment a bona fide offer is made to all shareholders of the Corporation which, if accepted, would result in a change of control of the Corporation, then, subject to any applicable law, all of the executive's options which have not yet become vested and exercisable shall become vested and exercisable immediately. Upon expiry of such bona fide offer, if it does not result in a change of control of the Corporation, all of the executive's unexercised options which were not vested prior to such offer, shall immediately revert to their unvested status and to their former provisions with respect to the time of their vesting.

5.     Composition of Compensation Committee and Report on Executive
Compensation

     The overall philosophy of the Corporation as regards compensation is to be competitive with similar manufacturing companies in order to attract and retain high-quality executives with the expertise and skills required in the business of the Corporation.

     The Compensation Committee is composed of four directors, being Ben J. Davenport, Jr., Michael L. Richards, L. Robbie Shaw and Gordon R. Cunningham. The Compensation Committee is appointed by the Board to discharge the Board's responsibilities relating to compensation of the Corporation's directors and officers. The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation. The Compensation Committee has the sole authority to retain any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation.

     The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO's compensation, evaluates the CEO's performance in light of those goals and objectives and recommends to the Board the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Corporation's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. Based on these recommendations, the Board fixes the CEO's compensation. The current CEO, M.F. Yull, does not participate in the Compensation Committee's or the Board of Directors' deliberations as regards to his compensation.

     The Compensation Committee is also responsible to undertake an annual review and to make recommendations to the Board with respect to the compensation of all other directors, all other officers and key executives of the Corporation, including awards to be granted under the Corporation's Executive Stock Option Plan described above. The recommendation for the granting of stock incentive awards to executive officers are submitted to the Board for approval. In arriving at its decisions, the Compensation Committee reviews industry comparisons for similar sized companies and for other companies in the packaging materials sector. The Compensation Committee also may use surveys from independent consultants from time to time to provide data to review in order to adjust its compensation policies.

     Three primary components comprise the Corporation's compensation program: basic salary, annual bonuses based on performance and long-term stock options. Each element of compensation fulfills a different role in the attraction, retention and motivation of qualified officers and employees.

     In accordance with the foregoing, base salaries are established at levels which will enable the Corporation and its subsidiaries to attract, retain and reward executive officers who can effectively contribute to the long-term success and objectives of the Corporation. The annual bonus program is formula-based and is measured against pre-determined performance targets.

     Stock options are granted periodically at the discretion of the Board of Directors and based on the aforementioned recommendations of the Compensation Committee. Options are granted to provide key employees who have responsibility for the management, growth and future success of the Corporation with an opportunity for rewards as a result of stock price increases. The amount and terms of outstanding options are taken into account when determining whether and how many new options will be granted. To encourage continued service, the options granted, if any, become exercisable over a four year period in four equal annual instalments, commencing on the 1st anniversary of the date of the grant. The options have no value if the stock price of the Corporation does not appreciate. It is felt that this approach closely aligns the interests of the executives and the shareholders.

     The above report has been submitted and approved by the following persons who are the current members of the Corporation's Compensation Committee:

              Ben J. Davenport, Jr., Michael L. Richards,
              L. Robbie Shaw and Gordon R. Cunningham

6.    Performance Graph

     The following graphs illustrate changes over the past five year period in cumulative total shareholder return over the five-year period on the Corporation's common shares with the cumulative shareholder returns on the S&P/TSX Total Return Index (1st graph below) and on the S&P 500 (2nd graph below), assuming reinvestment of all dividends.

       FIVE-YEAR TOTAL RETURN ON $100 INVESTMENT (DIVIDENDS REINVESTED) (Based on the Corporation's activity on The Toronto Stock Exchange)
                                (Canadian $)

                                   [GRAPH]

               1997       1998       1999      2000     2001      2002
Intertape    $100.00    $127.25    $133.65   $ 36.56  $ 44.03   $21.58
S&P 500      $100.00    $ 98.27    $129.16   $138.81  $109.94   $96.30

       FIVE-YEAR TOTAL RETURN ON $100 INVESTMENT (DIVIDENDS REINVESTED) (Based on the Corporation's activity on The New York Stock Exchange*)
                                   (US $)

                                  [GRAPH]

               1997       1998       1999      2000     2001      2002
Intertape    $100.00    $116.99    $129.80   $ 34.16  $ 38.77   $19.23
S&P 500      $100.00    $128.34    $155.15   $141.14  $124.37   $96.88

__________

(* Since August 16, 1999, the Corporation has traded on the NYSE. Prior to that date the corporation traded on the AMEX.)

7.    Compensation of Directors

     In 2002, directors of the Corporation, who were not officers of the Corporation, received an annual fee of U.S.$8,500 for their services as directors and a fee of U.S.$750 for each board meeting attended (U.S.$375 for telephone meetings). Furthermore, a total of 50,000 options to purchase common shares of the Corporation were granted to directors of the Corporation who were not officers of the Corporation. 45,000 of those options were granted at an exercise price of U.S.$9.92 and 5,000 of those options were granted at an exercise price of U.S.$4.85.

8.    Indebtedness of Directors and Officers

     As listed in the table below, certain officers of the Corporation are currently indebted to the Corporation in respect of interest-free loans that are payable on demand by the Corporation. As at May 7, 2003, the aggregate indebtedness of all directors, executive officers and senior officers to the Corporation entered into in connection with such loans was Cdn$606,884 and U.S.$411,128. The following table summarizes the largest amount of such loans outstanding during the year ended December 31, 2002 and the amount outstanding as at May 7, 2003.

  TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

                                                             Largest Amount
                                                               Oustanding         Amount
                                  Involvement of the         During FY-Ended    Outstanding
                                  Corporation or its          Dec. 31, 2002  as at May 7, 2003
Name and Principal Position           subsidiaries                 ($)              ($)
___________________________   _____________________________  _______________ _________________
M.F. Yull                     The Corporation is the Lender   U.S.$416,398     U.S.$216,398
  Chairman of the Board,                                      Cdn $425,002     Cdn $415,277
  Chief Executive Officer
  and a Director
G.A. Yull                     The Corporation is the Lender   U.S.$125,000     U.S.$125,000
  President - Film Products
A.M. Archibald                The Corporation is the Lender   Cdn $194,159     Cdn $160,255
  Chief Financial Officer,
  Secretary, Vice President
  Administration
Sal Vitale(1)                 The Corporation is the Lender   Cdn $ 77,783     Cdn $      0
  Vice-President - Finance
D.R. Yull -                   The Corporation is the Lender   U.S.$ 59,730     U.S.$ 59,730
  Vice-President Sales
  & Marketing - Distribution
  Products
H.D. McSween                  The Corporation is the Lender   Cdn $ 31,102     Cdn $ 31,102
  President - Distribution
  Products
J. Jackson                    The Corporation is the Lender   U.S.$ 10,000     U.S.$ 10,000
  Chief Information Officer

__________

(1) As a result of the Corporation moving its financial and accounting head office function from Montreal, Quebec to Bradenton, Florida, Sal Vitale decided to resign as Vice-President, Finance on November 22, 2002.

9.    Directors' and Officers' Insurance

     The Corporation maintains directors' and officers' liability insurance covering liability, including defense costs, of directors and officers of the Corporation incurred as a result of acting as such directors or officers, provided they acted honestly and in good faith with a view to the best interests of the Corporation. The current limit of insurance is U.S.$25,000,000 and an annual premium of U.S.$205,000 was paid by the Corporation in the last completed financial year with respect to the period from December 2002 to December 2003. Claims payable to the Corporation are subject to a retention of up to U.S.$500,000 per occurrence.

APPOINTMENT AND REMUNERATION OF AUDITORS

     Raymond Chabot Grant Thornton, Chartered Accountants, who have been the auditors of the Corporation since December 22, 1989 and the auditors of the predecessor company since 1981, will be nominated for appointment as the Corporation's auditors to hold office until the next annual meeting of shareholders at such remuneration as may be fixed by the Board of Directors.
a majority of the votes of the shareholders present or represented by proxy at the Meeting is required for the approval of such matter. Representatives of Raymond Chabot Grant Thornton will be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AMENDMENT TO THE GENERAL BY-LAWS OF THE CORPORATION

     At its meeting of April 24, 2003, the Board of Directors of the Corporation passed a resolution (i) approving the repeal of the Corporation's existing general by-law (currently referred to as By-Law No. One), and (ii) enacting new General By-Law 2003-1 in replacement thereof. Generally, the purpose of the replacement of the Corporation's existing general by-law with General By-Law 2003-1 is to harmonize the Corporation's general by-laws with the amendments to the Canada Business Corporations Act that came into force on November 24, 2001 and to update and modernize the Corporation's general by-law in order (i) to avoid duplication with existing provisions of law provided under the Canada Business Corporations Act, and (ii) to simplify the governance of the Corporation. General By-Law 2003-1 will, among other things, provide greater flexibility to the Corporation in connection with the holding of meetings of shareholders by permitting it to hold such meetings by telephonic, electronic or other communications facilities.

     In order for the Corporation's existing general by-law to be repealed and General By-Law 2003-1 to be adopted, the affirmative vote of a majority of the votes cast by the holders of common shares, as a single class, present in person or by proxy at the Meeting, in respect of the resolution to (i) repeal the Corporation's existing general by-law (currently referred to as By-Law No.
One), and (ii) enact General By-Law 2003-1 in replacement thereof, will be required. If this resolution is not approved at the Meeting then the Corporation's existing general by-law will remain in effect and General By-Law 2003-1 will not come into force.

     A copy of the resolution by which the Corporation's existing general by-law (currently referred to as By-Law No. One) will be repealed, and (ii) General By-Law 2003-1 in replacement thereof will be adopted, is attached to this Circular as Exhibit "A". A copy of new General By-Law 2003-1 is attached to this Circular as Exhibit "B" for your convenience.

     The Board of Directors recommends that the shareholders vote in favour of the resolution to (i) repeal the Corporation's existing general by-law (currently referred to as By-Law No. One), and (ii) enact new General By-Law 2003-1 in replacement thereof. Unless instructions are given to vote against the confirmation of such resolution, the persons whose names appear on the enclosed proxy will vote in favour of the aforementioned resolution.

AMENDMENT AND RESTATEMENT TO THE CORPORATION'S SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

     At the Meeting, the shareholders will be asked to consider and, if deemed advisable, to approve, ratify and confirm amendments to the Corporation's Shareholder Protection Rights Plan Agreement (the "Rights Plan"), that are being implemented by, and the terms and conditions of which, are set forth in the draft amended and restated Shareholder Protection Rights Plan Agreement (the "2003 Rights Agreement") to be entered into by and between the Corporation and CIBC Mellon Trust Company. If approved by the shareholders, the 2003
Rights Agreement will be approved by the Board of Directors immediately after the Meeting.

     The Rights Plan was originally approved by the shareholders at the annual and special meeting of shareholders of the Corporation held on August 24, 1993. At the annual and special meeting of shareholders held on May 21, 1998, the shareholders of the Corporation approved the extension of the term of the Rights Plan. The common share purchase rights (the "Rights") distributed pursuant to the Rights Plan now expire on September 1, 2003. If the amendments to the Rights Plan are approved by the shareholders, as such amendments are set forth in the 2003 Rights Agreement, the Rights will expire on the date immediately following the date of the Corporation's annual meeting of shareholders to be held in 2006.

General Function of the 2003 Rights Agreement

     The 2003 Rights Agreement relies on the mechanism of the permitted bid to ensure that a person seeking control of the Corporation gives shareholders and the Board of Directors sufficient time to evaluate the bid. The permitted bid is also designed to alleviate the coercive potential of a bid. Permitted bids are common features in almost all Canadian and many United States shareholder rights plans, their purpose being to allow a potential bidder to avoid the dilutive features of a rights plan by making a bid in conformity with the conditions specified in the permitted bid provisions. In Canada, permitted bids are typically those made in accordance with corporate and securities laws and additional conditions tailored to the individual circumstances of the company. A summary of the permitted bid mechanism in the 2003 Rights Agreement, as well as a summary of the principal terms contained therein are attached to this Circular as Exhibit "C". Further, a copy of the full text of the 2003 Rights Agreement is attached to this Circular as Exhibit "D".

Background and Objective

     In considering whether to extend the term and to amend the Rights Plan, the Board of Directors considered the following concerns inherent in the existing legislative framework governing take-over bids in Canada:

     (a) Time. A particular concern that arises in the context of a take-over bid is the widely held view that applicable securities legislation does not allow sufficient time for directors and shareholders to evaluate a take-over bid and to consider, develop or pursue other alternatives which could maximize shareholder value. Current Canadian legislation permits a take-over bid to expire in 35 days after the date of announcement of the bid which, in the view of Board of Directors (and other boards of directors) may not be sufficient to permit shareholders to properly consider the take-over bid in a reasoned manner. In order to counter this concern, the 2003 Rights Agreement provides a mechanism whereby the minimum expiry period for a permitted bid must be 60 days after the date of the bid. By extending the period in which a take-over bid will remain open, the Board of Directors is of the view that
(i) shareholders will have a more adequate time-frame to evaluate the bid, and
(ii) their will be greater opportunities for the Corporation to pursue alternatives to the take-over bid, such as identifying other potential bidders or conducting an orderly auction process.

     (b) Pressure to Tender. A shareholder may feel compelled to tender to a bid which the shareholder considers to be inadequate out of a concern that failing to tender may result in the shareholder being left with illiquid or minority discounted shares in the Corporation. This is particularly so in the case of a partial bid for less than all shares of a class, where the bidder wishes to obtain a control position but does not wish to acquire all of the common shares of the Corporation. The permitted bid concept in the Corporation's Rights Plan is intended to ensure that a shareholder can wait and tender after a public announcement has been made that more than 50% of the common shares have been tendered. The Corporation's Rights Plan requires that a bid remain open for acceptance for a further ten days following the public announcement that more than 50% of the common shares have been deposited under the bid. This provision should lessen the undue pressure to tender typically encountered by a shareholder of a corporation that is the subject of a take-over bid.

     (c) Unequal Treatment. Another concern that arises in the context of potential take-overs is the possibility that, in certain instances, control of a corporation may be acquired pursuant to a private agreement in which a small group of shareholders dispose of shares at a premium to market price which premium is not shared with other shareholders. In such a context not all shareholders receive equal treatment. Additionally, it may also be possible for a person to slowly accumulate shares through stock exchange acquisitions, which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all shareholders. The Corporation's Rights Plan addresses these concerns as the Rights are triggered upon an acquisition of greater than 20% of the common shares of the Corporation.

     In light of the above and in recognition of the fact that the Corporation remains a widely-held corporation with no controlling shareholder, the Board of Directors is proposing the extension of the term of the Rights Plan. The Board of Directors determined that it is in the best interests of the Corporation to extend the term of the Rights under the Rights Plan to help ensure that any acquisition of control of the Corporation takes place in an open and fair manner for the shareholders. The Board of Directors believes that the Rights Plan will assist in achieving this objective. The Rights Plan encourages a potential bidder to negotiate with the Board of Directors, which empirical studies indicate, generally results in a higher price being paid to obtain control of a corporation. There are a number of Canadian and U.S. corporations which have adopted rights plans.

     The Rights Plan is designed to not interfere with the day-to-day operations of the Corporation and the existence of the Rights does not in any way alter the financial condition of the Corporation, impede its business plans, affect the indebtedness of the Corporation, impose any additional burdens on the Corporation, alter the Corporation's balance sheet or income statement, involve a sale, exchange or purchase of significant assets or incur a loss of earning power for the Corporation. In addition, the existence of the Rights does not restrict the ability of shareholders to trade their common shares.

     While the Board of Directors believes that the Rights Plan offers the aforementioned protections, it is not intended to prevent a take-over bid or to deter fair offers for the common shares of the Corporation. Rather, it is designed to encourage anyone seeking to acquire control of the Corporation to make an offer that treats all shareholders fairly and equally, that gives shareholders and the Corporation sufficient time to explore possible alternatives that may then present themselves and that recognizes the long term value of the common shares.

     The Corporation's Rights Plan focuses only on take-over bids where, in the opinion of the Board of Directors, it is prudent that shareholders be afforded protection in addition to that granted by applicable legislation. It does not apply to amalgamations, asset sales or similar transactions where shareholders already enjoy statutory safeguards, such as the right to vote on the approval of such transactions. The Board of Directors reviewed whether the Rights Plan might deter attempts to acquire control of the Corporation on terms not approved by the Board of Directors and make it less likely that shareholders would be given an opportunity to sell their common shares at a premium over the market price. The Board of Directors believes that the Rights Plan minimizes these concerns and that the protection which the Rights Plan affords shareholders overrides any concerns of this nature.

     In the context of their review of the Rights Plan, the Board of Directors also assessed whether the Rights Plan is consistent with what institutional investor guidelines and recent articles have set out as being current Canadian corporate practice. The Board of Directors determined that in addition to the extension of the term of the Rights Plan, the Rights Plan should be amended so that it would be consistent with corporate developments that have occurred in the past few years. Certain of the amendments in this regard reflected in the 2003 Rights Agreement are as follows:

     (a) Reduction of the Permitted Bid Period. Recently adopted or renewed rights plans have established a maximum acceptable permitted bid period of 60 days, the view being that 60 days allows sufficient time for shareholders to analyze the terms of a proposed bid in order to determine its adequacy and also for the board of directors to consider alternatives to such a bid if they believe it is inadequate. The Corporation's Rights Plan currently has a permitted bid period of 90 days. The proposed amendments to the Rights Plan, as such are set forth in the 2003 Rights Agreement, would reduce the permitted bid period to a period of 60 days.

     (b) Sunset Provisions of Rights Plans. Institutional investor guidelines have set out that the acceptable norm is for rights plans (and the underlying rights issued thereunder) to expire three years from the time that the rights plan was adopted or its term last extended. In the past, the Corporation's Rights Plan has set out that it would remain in effect, unless otherwise terminated earlier in accordance with its terms, for a five year period. The 2003 Rights Agreement sets out that the Rights Plan and the Rights issued thereunder will expire on the date immediately following the date of the Corporation's annual meeting of shareholders to be held in 2006 unless the Rights Plan is extended at or prior to that time by the Corporation's shareholders. This reduction in the "sunset provision" of the Rights Plan will give shareholders more frequent opportunities to review the terms of the Rights Plan in light of continuing market developments.

     (c) Other Amendments. In light of the recent views taken by institutional investors and other market participants, additional amendments of a more "technical" nature have been proposed. The amendments would affect certain of the key definitions of the Rights Plan, such as the definitions of "Permitted Bids" and "Pro Rata Acquisitions". Further, the amendments would also introduce the concept of a "Permitted Lock-up Agreement" into the Rights Plan. Exhibit "C" of this Circular provides a summary of the principal terms of the 2003 Rights Agreement.

     The Board of Directors is of the view that the 2003 Rights Agreement is consistent with rights plans that have been adopted by major Canadian corporations in the past few years and is in line with the guidelines and views that have been set out by institutional investors and other market participants.

     The amendments to the Rights Plan, as such are set forth in the 2003 Rights Agreement, do not in any way detract from or lessen the duty of the Board of Directors to act honestly and in good faith with a view to the best interests of the Corporation and to consider a take-over bid in accordance with such duty. The Board of Directors has no intention to secure the continuance of existing directors in office or to avoid an acquisition of control of the Corporation which is in the best interests of the Corporation and its shareholders. Pursuant to the role of the Board of Directors to negotiate in the best interests of the Corporation and to ensure the opportunity for any prospective acquiror to negotiate in good faith with the Board of Directors, the Rights may be redeemed by the Board of Directors prior to the occurrence of any transaction in or pursuant to which 20% or more of the outstanding common shares have been accumulated by an acquiror or group. In addition, the Board of Directors may until the occurrence of such event determine to waive the application of the provisions of the Rights Plan to any transaction that would otherwise be subject to those provisions. The proxy mechanism of the Canada Business Corporations Act is not affected by the 2003 Rights Agreement, and a shareholder may use his statutory rights to promote a change in the management or direction of the Corporation, including the right of shareholders holding not less than 5% of the outstanding common shares to requisition the Board of Directors to call a meeting of shareholders.

     The Corporation did not adopt the Rights Plan and is not proposing the amendments to the Rights Plan in response to or in anticipation of any pending or threatened take-over bid, or to deter take-over bids generally. As of the date of this Circular, the Board of Directors is not aware of any third party considering or preparing any proposal to acquire control of the Corporation.

Amendment and Restatement of the Rights Plan

     In order for the term of the Rights Plan to be extended to the date of the Corporation's annual meeting of shareholders to be held in 2006, and in order for the other amendments to the Rights Plan to be adopted, the affirmative vote of a majority of the votes cast in respect of the resolution to approve, confirm and ratify the 2003 Rights Agreement, a copy of the full text of which resolution is attached to this Circular as Exhibit "E", by the holders of common shares, as a single class, present in person or by proxy at the Meeting will be required. The Rights Plan will become void and of no further force or effect on its current termination date if this resolution is not approved at the Meeting. The Corporation has not determined what further action, if any, it would take in the event that the resolution is not approved at the Meeting.

     The Board of Directors recommends that the shareholders vote in favour of the resolution that will approve the proposed amendments to the Rights Plan. Unless instructions are given to vote against the confirmation of such resolution, the persons whose names appear on the enclosed proxy will vote in favour of the aforementioned resolution.

Executive Stock Option Plan

     In 1992, the Corporation established its ongoing Executive Stock Option Plan (the "Plan") in respect of the common shares of the Corporation. The purpose of the Plan is to promote a proprietary interest in the Corporation among the executives, the key employees and the non-management directors of the Corporation and its subsidiaries, in order to both encourage such persons to further the development of the Corporation and to assist the Corporation in attracting and retaining key personnel necessary for the Corporation's long term success. Currently the maximum number of common shares that may be issued under the Plan is 3,361,661.

Interest of Management and Others in Material Transactions

     The management of the Corporation is unaware of any material interest of any director or officer of the Corporation, of any management nominee for election as a director of the Corporation or of any person who beneficially owns or exercises control or direction over shares carrying more than ten percent of the voting rights attached to all shares of the Corporation, or any associate or affiliate of any such person, in any transaction since the beginning of the last completed financial year of the Corporation or in any proposed transactions that has materially affected or will materially affect the Corporation or any of its affiliates.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES OF THE CORPORATION

     In 1995, the Toronto Stock Exchange (the "TSX") adopted a requirement that disclosure be made by each listed company of its corporate governance system by making reference to the TSX Guidelines for Corporate Governance (the "Guidelines"). and each listed company is also required to explain where its system of governance differs from the Guidelines.

     More recently, and in large part due to the problems encountered by U.S. companies such as Enron and WorldCom Inc., regulators in both Canada and the United States have brought forth new requirements in terms of corporate governance and accountability in connection with public companies. Heightened expectations on the part of investors and the public in general encouraged governments and regulators in both countries to propose and adopt new rules in these sectors and to revise and amend those rules that were already in effect.

     In Canada, the most important developments in the last year were (i) the introduction in Ontario of new legislation making changes to the governance and disclosure regimes, and (ii) the TSX's proposals for new requirements and guidelines pertaining to corporate governance. These new regimes are expected to come into effect in 2003. In the United States, the Act to protect investors by improving the accuracy and reliability of corporate disclosures made pursuant to the securities laws, and for other purposes (the "Sarbanes-Oxley Act of 2002") introduced a number of corporate governance requirements that affect participants in U.S. markets, including the Corporation. Meanwhile, the New York Stock Exchange has undertaken a major revision of its policies and such revisions are currently being reviewed by the SEC.

     The Corporation's Nominating & Governance Committee will continue to follow the progress of these developments with a view to recommending to the Board any changes to the Corporation's governance practices that may become necessary in order that the Corporation complies with the aforementioned requirements as they become effective.

     The following is a statement of the Corporation's existing corporate governance practices with specific reference to the Guidelines (as indicated in bold below) currently in effect:

     The board of directors of every corporation should explicitly assume responsibility for the stewardship of the Corporation and adopt a formal mandate setting out the board's stewardship responsibilities, and as part of the overall stewardship responsibility, the board should assume responsibility for the following matters:

     (a) adoption of a strategic planning process and the approval and review, on at least an annual basis of a strategic plan;

     (b) the identification of the principal risks of the corporation's business and overseeing the implementation of appropriate systems to manage these risks;

     (c) succession planning, including appointing, training and monitoring senior management;

     (d)  communications policies for the corporation; and

     (e) the integrity of the corporation's internal control and management information systems.

     All the directors presently in office and proposed to be elected at the Meeting have served as directors in good standing of the Corporation since 1994, other than Mr. Cunningham who was elected in 1998, Mr. Lanthier who was elected in 2001 and Thomas E. Costello who was elected on November 22, 2002. Participation of directors is expected at all Board of Directors and Committee meetings to which they are called. Directors are asked to notify the Corporation if they will be unable to attend and attendance at meetings is duly recorded. All the directors have agreed to contribute to the evaluation of their collective as well as their individual performances.

     The mandate of the Board of Directors of the Corporation is to supervise the management of the business and affairs of the Corporation, including the development of major policy and strategy and the identification of the risks of the Corporation's business and implementation of the appropriate systems to manage these risks. The Board of Directors of the Corporation has explicitly assumed responsibility for the stewardship of the Corporation and has adopted a formal mandate setting out its stewardship responsibilities. Additionally, the Corporation has adopted a Code of Conduct and Business Ethics that all directors, management personnel and employees of the Corporation are expected to adhere to.

     All major decisions concerning, among other things, the Corporation's corporate status, capital, debt financing, securities distributions, investments, acquisitions, divestitures and strategic alliances, are subject to approval by the Board of Directors. In particular, capital investments and other outlays of an aggregate monetary amount of one million U.S. dollars or more are subject to the prior approval of the Board of Directors.

     The Board of Directors meets at least quarterly, and more frequently as required to consider particular issues or conduct specific reviews between quarterly meetings whenever appropriate. The Board of Directors periodically invites senior operating management to attend meetings of the Board of Directors to report on their business responsibilities. Governance responsibilities are undertaken by the Board of Directors as a whole, with certain specific responsibilities delegated to the Audit, the Compensation and the Nominating & Governance Committees as described below. For example, the Board of Directors has mandated the Compensation Committee and the Nominating & Governance Committee to develop a succession planning strategy for the Corporation which will include formalizing the Corporation's procedures related to the appointing, training and monitoring of senior management.

The board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. If the corporation has a significant shareholder, in addition to a majority of unrelated directors, the board should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and which fairly reflects the investment in the corporation by shareholders other than the significant shareholder. The application of the definition of "unrelated director" to the circumstances of each individual director should be the responsibility of the board which will be required to disclose whether the board has a majority of unrelated directors or, in the case of a corporation with a significant shareholder, whether the board is constituted with the appropriate number of directors which are not related to either the corporation or the significant shareholder.

     The Corporation's Board of Directors currently consists of seven directors, five of whom are unrelated directors in accordance with the definition of an unrelated director in the Guidelines. The Board of Directors has examined its size and determined that seven directors, five of whom are unrelated, is an appropriate number for continued effective decision-making for the Corporation.

     The Board of Directors is currently chaired by M.F. Yull who is also the Chief Executive Officer of the Corporation. The Board is of the view that this does not impair its ability to act independently of management due, inter alia, to the independence of the remaining members of the Board of Directors and due to the role of the Board of Directors in determining its own policies, procedures and practices, and ensuring that the appropriate information is made available to the Board of Directors.

     The Corporation does not have a significant shareholder as described in the Guidelines given that no shareholder of the Corporation has the ability to exercise a majority of the votes for the election of the Corporation's Board of Directors.

Committees of the board of directors should generally be composed solely of non-management directors, a majority of whom are unrelated directors.

     The Board of Directors has established three committees, the Audit Committee, the Compensation Committee, and, as of October 21, 2002, the Nominating & Governance Committee to facilitate the carrying out of its duties and responsibilities and to meet applicable statutory requirements. The Guidelines recommend that the Audit Committee be made up of non-management and unrelated directors only and that other board committees should be comprised generally of non-management directors, a majority of whom should be unrelated directors.

     The following is a description of the Committees of the Board of Directors and their mandate:

-     Audit Committee

     The Audit Committee is presently composed of four directors, being L. Robbie Shaw, Gordon R. Cunningham, J. Spencer Lanthier and Thomas E. Costello, all of whom are non-management directors and all of whom are unrelated directors, as such term is understood in reference to the Guidelines. The Audit Committee met six times during the period from January 1, 2002 to December 31, 2002.

     The basic mandate of the Audit Committee is to review the annual financial statements of the Corporation and to make recommendations to the Board of Directors in respect thereto. Further, the Committee reviews the nature and scope of the annual audit as proposed by the external auditors and management and, with the external auditors and management, the adequacy of the internal accounting control procedures and systems within the Corporation.

     During 2002, the Audit Committee formalized its mandate into a written charter document. The charter sets out that, in addition to its basic mandate, the Audit Committee will, on a going-forward basis, have the sole authority to recommend to the Corporation's shareholders the appointment or replacement of the Corporation's external auditors and shall approve all audit engagement fees and terms and all significant non-audit engagements with the external auditors. Further, the Audit Committee will require that the Corporation's external auditors provide a report at least annually regarding, inter alia, the auditors' internal quality-control procedures and all relationships between the external auditors and the Corporation. While the Audit Committee may consult with management on these issues, it shall not delegate its overall responsibility. The charter also sets out that the Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants for additional advice as may be required.

-     Compensation Committee

     The Compensation Committee is presently composed of four directors, being Ben J. Davenport, Jr., Michael L. Richards, L. Robbie Shaw and Gordon R. Cunningham. The Compensation Committee met four times during the period from January 1, 2002 to December 31, 2002. Michael L. Richards is considered to be a related director given that the law firm Stikeman Elliott LLP, of which Mr. Richards is a senior partner, provides legal services to the Corporation on a regular basis. Nonetheless, given Mr. Richards' broad business experience, the Corporation feels he should continue to serve on the Compensation Committee. Further, the Corporation is of the view that its relationship with Stikeman Elliott LLP does not inhibit Mr. Richards' ability to act impartially, nor his ability to act independently of the views of management of the Corporation.

     The mandate of the Compensation Committee was described above under the heading "Report on Executive Compensation".

-    Nominating & Governance Committee

     This past year the Corporation created a Nominating & Governance Committee that is composed of all of the members of the Board, a majority of whom are unrelated directors. The charter of the Nominating & Governance Committee sets out that the committee will, inter alia:

      (i) assess on an annual basis the effectiveness of the Board as a whole as well as periodically evaluate the contribution of individual members of the Board;

     (ii) review, on a periodic basis, the size and composition of the Board and ensure that an appropriate number of unrelated directors sit on the Board;

    (iii) identify individuals qualified to become members of the Board as may be required and recommend to the Board new nominees for appointment;

     (iv)  provide appropriate orientation to any new members of the Board;

      (v) recommend to the Board corporate governance guidelines and ensure the sufficiency of such guidelines on a periodic basis; and

     (vi) review and advise the Board at least annually as to corporate governance issues.

The board of directors of every corporation should appoint a committee of directors composed exclusively of non-management directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis.

     As aforementioned, this responsibility has been undertaken by the Nominating & Governance Committee of the Board, a majority of whom are unrelated directors, but one of whom is a member of management.

Every board of directors should implement a process to be carried out by the nominating committee or other appropriate committee for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors.

     As aforementioned, this responsibility has been undertaken by the Nominating & Governance Committee of the Board.

Every corporation, as an integral element of the process for appointing new directors, should provide an orientation and education program for new recruits to the board, In addition, every corporation should provide continuing education for all directors.

     As aforementioned, this responsibility has been undertaken by the Nominating & Governance Committee of the Board.

Every board of directors should examine its size and composition and undertake, where appropriate, a program to establish a board comprised of members who facilitate effective decision-making.

     As aforementioned, this responsibility has been undertaken by the Nominating & Governance Committee of the Board.

A committee of the board of directors comprised solely of unrelated directors should review the adequacy and form of the compensation of senior management and directors, with such compensation realistically reflecting the responsibilities and risks of such positions.

     This responsibility forms part of the mandate of the Compensation Committee, as described above under the heading "Report on Executive Compensation".

Every board of directors should expressly assume responsibility for, or assign to a committee of directors the general responsibility for, developing the corporation's approach to governance issues. This committee would, among other things, be responsible for the Corporation's response to these governance guidelines.

     As aforementioned, this responsibility has been undertaken by the Nominating & Governance Committee of the Board.

The board of directors, together with the CEO, should develop position descriptions for the board and for the CEO, involving the definition of the limits to management's responsibilities. In addition, the board should approve or develop the corporate objectives which the CEO is responsible for meeting and assess the CEO against these objectives.

     This past year, the Corporation established written corporate governance guidelines to address the above issues. That being said, such guidelines do not contain formalized position descriptions for the Board and for the CEO, nor do they set out specific objectives which the CEO is responsible for meeting. The Board is of the view that due to its relatively small size, the need for these formalities is diminished because effective communication between the Board and management of the Corporation is otherwise achieved. That being said, the Compensation Committee has been mandated to conduct an annual review of the CEO's performance in order to ensure that the CEO is providing the best leadership for the Corporation in the long and short term.

The audit committee should be composed only of unrelated directors. All of the members of the audit committee should be financially literate and at least one member should have accounting or related financial experience. The audit committee should have direct communication channels with the internal and external auditors to discuss and review specific issues as appropriate. The audit committee duties should include oversight responsibility for management reporting on internal control.

The Audit Committee of the Corporation, as such was described previously, meets the above criteria.

Every board of directors should implement structures and procedures that ensure that the board can function independently of management. The board of directors should implement a system which enables an individual director to engage an external adviser at the expense of the Corporation in appropriate circumstances. The engagement of the external adviser should be subject to the approval of an appropriate committee of the board.

     Non-management directors meet at least quarterly. Further, the Board and the Audit Committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Corporation in advance.

Corporations should have a formalized process in order to communicate as required with shareholders and in order to address their feedback and queries.

     The fundamental objective of the Corporation's shareholder communication policy is to ensure an open, accessible and timely exchange of information with all shareholders respecting the business, affairs and performance of the Corporation, subject to the requirements of securities legislation in effect and other statutory and contractual obligations limiting the disclosure of such information. In order to facilitate the effective and timely dissemination of information to all of its shareholders, the Corporation releases its disclosed information through news wire services, the general media, telephone conferences with investment analysts and mailings to shareholders.

APPROVAL OF DIRECTORS

     The contents and the sending of this Circular have been approved by the directors of the Corporation.

LOGO
ANDREW M. ARCHIBALD, C.A.
Chief Financial Officer,
Secretary,
Vice President,
Administration

St. Laurent, Quebec - May 7, 2003

                                   EXHIBIT A

           RESOLUTION OF THE SHAREHOLDERS OF INTERTAPE POLYMER GROUP INC.

"BE IT RESOLVED:

THAT the Corporation's existing general by-law (currently referred to as By-Law No. One) be repealed;

THAT General By-Law 2003-1 in replacement thereof be adopted and General By-Law 2003-1 (a copy of which (i) is located at Exhibit "B" of this Circular, and (ii) has been tabled at this Meeting by the Secretary of the Corporation), be and it is hereby approved, ratified and confirmed; and

THAT any director or officer of the Corporation be and he is hereby authorized for an on behalf of and in the name of the Corporation, to do all things and execute an deliver all such documents and instruments as may be necessary or desirable to carry out the foregoing."

                                  EXHIBIT B

                        INTERTAPE POLYMER GROUP INC.
                      LE GROUPE INTERTAPE POLYMER INC.

                           GENERAL BY-LAW 2003-1

being a by-law relating generally to the transaction of the business and affairs of the Corporation (as amended and restated).

                                 DEFINITIONS

1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

     (a) "Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

     (b) "articles" means the articles of the Corporation, as from time to time amended or restated;

     (c) "by-law" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

     (d) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice-versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

     (e) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

     (f) all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act.

                                   REGISTERED OFFICE

2. The Corporation may from time to time (i) by resolution of the board of directors change the location of the address of the registered office of the Corporation within the place specified in the articles and (ii) by articles of amendment change the place in which its registered office is situated to another place within Canada.

                                    CORPORATE SEAL

3. The Corporation may have one or more corporate seals which shall be such as the board of directors may by resolution from time to time adopt and change.

                                      DIRECTORS

4. Number and Powers. There shall be a board of directors consisting of such fixed number, or minimum and maximum number of directors as may be set out in the articles, but a corporation, any of the issued securities of which are or were part of a distribution to the public and remain outstanding and are held by more than one person, shall not have fewer than three (3) directors, at least two (2) of whom are not officers or employees of the corporation or its affiliates. The precise number of directors shall be determined from time to time by the board of directors. At least twenty-five percent (25%) of the directors shall be resident Canadians. However, if the Corporation has fewer than four (4) directors, at least one (1) director must be a resident Canadian.

5. Vacancies. If the number of directors is increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose. Notwithstanding the provisions of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum, the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 111(2) of the Act. Where a vacancy or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

6. Term of Office. A director's term of office shall be from the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed, or until, if earlier, he dies or resigns, or is removed or disqualified pursuant to the provisions of the Act.
7. Vacation of Office. The office of a director shall ipso facto be vacated if:

     (a)  he dies;

     (b) by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

     (c)  he is removed from office in accordance with section 109 of the Act;
          or

     (d)  he ceases to be qualified to be a director.

8. Election. Directors shall be elected by the shareholders by ordinary resolution in a general meeting on show of hands (subject to Section 32 below) unless a poll is demanded and if a poll is demanded such election shall be by ballot.

     A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

                              MEETINGS OF DIRECTORS

9. Place of Meeting. Subject to the articles, meetings of directors may be held at any place within or outside Canada as the directors may from time to time determine or the person convening the meeting may give notice. A meeting of the board of directors may be convened by the chairman of the board, if any, the president if any, or any director at any time. The secretary, if any, shall upon direction of any of the foregoing convene a meeting of the board of directors.

     Notice. Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled or telexed to each director at his latest address as shown on the records of the Corporation not less than two (2) days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled or telexed but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the board of directors may be held at any time without notice if all the directors have waived notice.

     For the first meeting of the board of directors to be held immediately following the election of directors at an annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

     A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting.

     Waiver of Notice. Notice of any meeting of the board of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telegram, cable or telex addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

     Telephone or Electronic Participation. A director may, to the extent and in the manner permitted by law, participate in a meeting of directors or of a committee of directors by means of telephonic, electronic or other communication facilities that permits all participants to communicate adequately with each other during the meeting, but only if all the directors of the Corporation have consented to that form of participation. A director participating in such a meeting by such means is deemed for purposes of the Act to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

10. Adjournment. Any meeting of the board of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

11. Quorum and Voting. Subject to the articles, a majority of the number of directors in office at the time shall constitute a quorum for the transaction of business. Subject to subsection 117(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present. Questions arising at any meeting of the board of directors shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting, in addition to his original vote shall have a second or casting vote. Where the Corporation has only one director, that director may constitute the meeting.

12. Resolution in lieu of meeting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

     A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

                             REMUNERATION OF DIRECTORS

13. Subject to the articles, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer of the Corporation who is also a member of the board of directors. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                  SUBMISSION OF CONTRACTS OR TRANSACTIONS
                      TO SHAREHOLDERS FOR APPROVAL

14. The board of directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

                     INDEMNITIES TO DIRECTORS AND OTHERS

15. Except in respect of an action by or on behalf of the Corporation or another body corporate (as hereinafter defined) and subject to the limitations contained in the Act, the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of another body corporate and any person who acts or acted in a similar capacity of another body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is involved because of that association with the Corporation or another body corporate, as the case may be, if

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of another body corporate for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

"another body corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor.

                                     OFFICERS

16. Appointment of Officers. Subject to the articles, the board of directors, annually or as often as may be required, may appoint from among themselves a chairman of the board and may appoint a president and a secretary and, if deemed advisable, may also appoint one or more vice-presidents, a treasurer and one or more assistant secretaries and/or one or more assistant treasurers. None of such officers, except the chairman of the board, need be a director of the Corporation. Any two (2) or more of such offices may be held by the same person. In case and whenever the same person holds the offices of secretary and treasurer he may, but need not, be known as the secretary-treasurer. The board of directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the board of directors.

17. Remuneration and Removal of Officers. Subject to the articles, the remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The board of directors may by resolution remove any officer, employee or agent at any time, with or without cause.

18. Duties of Officers may be Delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

19. Chairman of the Board. The chairman of the board, if any, shall, if present, preside at all meetings of the board of directors and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors.

20. President. The president, if any, shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board, if any, the president shall, when present, preside at all meetings of the board of directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

21. Vice-President. The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

22. Secretary. The secretary, if any, shall give or cause to be given notices for all meetings of the board of directors, of committees thereof, if any, and of shareholders when directed to do so and shall have charge, subject to the provisions of this by-law, of the records referred to in section 20 of the Act (except the accounting records) and of the corporate seal or seals, if any. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

23. Treasurer. Subject to the provisions of any resolution of the board of directors, the treasurer, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may by resolution direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the board of directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

24. Assistant Secretary and Assistant Treasurer. The assistant secretary or, if more than one, the assistant secretaries in order of seniority, and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority, shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer as the case may be. The assistant secretary or assistant secretaries, if more than one, and the assistant treasurer or assistant treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

                               MANAGING DIRECTOR

25. The board of directors may from time to time appoint from their number a managing director who is a resident Canadian and may delegate to him any of the powers of the board of directors except as provided in subsection 115(3) of the Act. The managing director shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the managing director shall be subject to discharge by the board of directors.

                                  COMMITTEES

26. The board of directors may from time to time appoint from their number one or more committees consisting of one or more individuals and delegate to such committee or committees any of the powers of the directors except as provided in subsection 115(3) of the Act. Unless otherwise ordered by the board, a committee of directors shall have power to fix its quorum, to elect its chairman and to regulate its proceedings.

     If any of the issued securities of the Corporation are or were part of a distribution to the public, remain outstanding and are held by more than one person, the Corporation shall have an Audit Committee composed of not fewer that three (3) directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates. The members of the Audit Committee shall be appointed annually by the board of directors from its number. The Audit Committee shall have the powers and duties provided in the Act and such other powers and duties as may be specified by the board of directors.

                            SHAREHOLDERS' MEETINGS

27. Annual Meeting. Subject to compliance with section 133 of the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the board of directors may by resolution determine.

28. Special Meetings. Other meetings of the shareholders may be convened by order of the chairman of the board, the president or a vice-president who is a director or by the board of directors, to be held at such time and place as may be specified in such order.

     Special meetings of shareholders may also be called by written requisition to the board of directors signed by shareholders holding between them not less than five percent (5%) of the outstanding shares of the capital of the Corporation entitled to vote thereat. Such requisition shall state the business to be transacted at the meeting and shall be sent to the registered office of the Corporation.

     Except as otherwise provided in subsection 143(3) of the Act, it shall be the duty of the board of directors on receipt of such requisition, to cause the meeting to be called by the secretary of the Corporation.

     If the board of directors does not, within twenty-one (21) days after receiving such requisition call a meeting, any shareholder who signed the requisition may call the meeting.

29. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada as may be specified in the notice convening such meeting. Notwithstanding the foregoing, a meeting of shareholders may be held outside Canada if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside Canada is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

30. Telephone or Electronic Participation. Any person entitled to attend a shareholders' meeting may, to the extent permitted by the Act, participate in the meeting by means of telephonic, electronic or other communication facilities that permits all participants to communicate adequately with each other during the meeting provided that the Corporation makes available such communication facilities and that all the directors of the Corporation have consented to that form of participation. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of shareholders held while the directors who gave such consent continue to hold office. A person participating in such a meeting by such means is deemed for purposes of the Act to be present at that meeting.

31. Notice. A printed, written or typewritten notice stating the day, hour and place of meeting and, subject to subsection 135(6) of the Act, the general nature of the business to be transacted shall be served to each person who is entitled to vote at such meeting, each director of the Corporation and the auditor of the Corporation, either personally or by sending such notice by prepaid mail not less than twenty-one (21) days or more than fifty (50) days before the meeting. If such notice is served by mail it shall be directed to the latest address as shown in the records of the Corporation, of the intended recipient. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any directors or the auditor of the Corporation in writing, by telegram, cable or telex addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

32. Voting. Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder entitled to vote at the meeting. A shareholder may demand a ballot either before or after any vote by show of hands. Notwithstanding the foregoing, any person participating in a shareholders' meeting by means of telephonic, electronic or other communication facilities in accordance with Section 30 above, may vote, to the extent permitted by the Act, by means of the telephonic, electronic or other communication facilities that the Corporation has made available for that purpose.

33. Omission of Notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

34. Record Date. The board of directors may by resolution fix in advance a date and time as the record date for the determination of the shareholders entitled to receive notice of and vote at a meeting of the shareholders, but such record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

     If the directors fail to fix in advance such a record date, the record date for the determination of the shareholders entitled to receive notice of and vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice of the meeting is given or sent.

35. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance, unless a ballot is demanded, on a show of hands and in case of an equality of votes the chairman of the meeting shall not, both on a show of hands and on a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder. Notwithstanding the foregoing, any person participating in a shareholders' meeting by means of telephonic, electronic or other communication facilities in accordance with Section 30 above, may vote, to the extent permitted by the Act, by means of the telephonic, electronic or other communication facilities that the Corporation has made available for that purpose.

     At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

     In the absence of the chairman of the board, the president and every vice-president who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

     If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

     Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

     Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the Corporation's articles, such holder or his proxy is the person entitled to vote in respect of the shares.

     Where two (2) or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

36. Proxies. A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

     An instrument appointing a proxyholder shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorized. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

     Unless the Act requires another form, an instrument appointing a proxyholder may be in the following form:

     "The undersigned shareholder of   -   hereby appoints    -   of -   or
     failing him, - of - as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the - meeting of the
     shareholders of the said Corporation to be held on the    -   day of -
     20 - , and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

Dated the    -   day of    -   , 20

______________________________________________________________________________
Signature of Shareholder

NOTE:

This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized."

     The directors may from time to time pass regulations regarding the deposit of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

37. Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, the requirements of subsection 149(1) of the Act relating to mandatory solicitation of proxies do not apply.

     Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. If the original meeting was adjourned for lack of a quorum, at the adjourned meeting the shareholders present in person or their duly appointed proxyholders so present shall form the quorum; if the original meeting was adjourned for any other reason, the quorum requirement for the adjourned meeting shall be the same as that for the original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling same.

38. Quorum. One (1) person present and holding or representing by proxy at least one (1) issued and outstanding voting share of the Corporation shall be a quorum for any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting; subject to section 36 herein, for all other purposes a quorum for any meeting (unless a different number of shareholders and/or a different number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present being not less than three (3) in number and holding or representing by proxy at least ten percent (10%) of the shares entitled to be voted at such meeting. If a quorum is present at the opening of a meeting of the shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

39. Resolution in Lieu of Meeting. Except where a written statement is submitted by a director under subsection 110(2) of the Act or by an auditor under subsection 168(5) of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

     A copy of every such resolution shall be kept with the minutes of the meetings of shareholders.

                                    SHARES

40. Certificates. Share certificates (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with section 49 of the Act) be in such form and be signed by such director(s) or officer
(s) as the board of directors may from time to time by resolution determine.

41. Registrar and Transfer Agent. The board of directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (which may but need not be the same person) to keep the register of security holders and/or one or more transfer agents and/or branch transfer agents (which may but need not be the same person) to keep the register of transfer, and (subject to section 50 of the Act) may provide for the registration of issues and the registration of transfers of the securities of the Corporation in one or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the securities of the Corporation for which they are so appointed. All certificates issued after any such appointment representing securities issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

42. Surrender of Share Certificates. No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until a duly executed share transfer power in respect thereof has been presented for registration.

43. Defaced, Destroyed, Stolen or Lost Certificates. If the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss of a share certificate is reported by the owner to the Corporation or to a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation (hereinafter, in this paragraph, called the "Corporation's transfer agent") and such owner gives to the Corporation or the Corporation's transfer agent a written statement verified by oath or statutory declaration as to the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss and the circumstances concerning the same, a request for the issuance of a new certificate to replace the one so defaced, destroyed, wrongfully taken or lost and a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation, indemnifying the Corporation (and the Corporation's transfer agent, if any), against all loss, damage or expense, which the Corporation and/or the Corporation's transfer agent may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed or apparently destroyed, stolen or otherwise wrongfully taken or lost, if such issuance is ordered and authorized by any one of the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation or by resolution of the board of directors.

                                  DIVIDENDS

44. Subject to the relevant provisions of the Act, the board of directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the relevant provisions, if any, of the articles.

                                   NOTICE

45. Shares Registered in More Than One Name. All notices or other documents required to be sent to a shareholder by the Act, the regulations under the Act, the articles or the by-laws of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

46. Persons Becoming Entitled by Operation of Law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he derives his title to such shares.

47. Deceased Shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons, if any, interested with him in such shares.

48. Signatures to Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

49. Computation of Time. Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

50. Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                      CHEQUES, DRAFTS, NOTES, ETC.

51. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

                         CUSTODY OF SECURITIES

52. All securities, including warrants, owned by the Corporation shall be lodged, in the name of the Corporation, with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

     All securities, including warrants, belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation, and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

                      EXECUTION OF CONTRACTS, ETC.

53. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by two (2) persons, one of whom holds the office of chairman of the board, president, managing director, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board. All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. Where the Corporation has only one director and officer being the same person, that person may sign all such contracts, documents or other written instruments.

     The corporate seal, if any, may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

     The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

     In particular, without limiting the generality of the foregoing, two (2) persons, one of whom holds the office of chairman of the board, president, managing director, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board are hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute, under the seal of the Corporation or otherwise, all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities. Where the Corporation has only one director and officer, being the same person, that person may perform the functions and exercise the powers herein contemplated.

     The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or, subject to section 49 of the Act, bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the corporation on which the signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the board of directors, shall, subject to section 49 of the Act, be deemed to have been duly signed by such officers, shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

                                DECLARATIONS

54. The chairman of the board, if appointed, the president, the vice-presidents, secretary and/or treasurer, the assistant secretaries and/or assistant treasurers, comptroller, accountant, chief clerk, or any one of them, is authorized and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for and on behalf of the corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of any of the Corporation's debtors and grant proxies in connection therewith.

                                FISCAL YEAR

55. The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

                                CERTIFICATE

     The undersigned, Andrew M. Archibald, Chief Financial Officer, Secretary, and Vice President, Administration of INTERTAPE POLYMER GROUP INC. -
LE GROUPE INTERTAPE POLYMER INC. (the "Corporation"), hereby certifies that the foregoing document is a true and complete copy of GENERAL BY-LAW 2003-1 of the Corporation, as (i) restated after amendment by the board of directors on October 7, 1991, the amendment having been confirmed by the shareholders on October 30, 1991, and (ii) restated after amendment by the board of directors on April 24, 2003, the amendment having been confirmed by the shareholders on June 11, 2003.

     The undersigned further certifies that the said by-law has not been further amended as of the date hereof.

     DATED this 11th day of June, 2003.

LOGO

Andrew M. Archibald
Chief Financial Officer, Secretary,
Vice President, Administration

                                 EXHIBIT C

          SUMMARY OF THE PRINCIPAL TERMS OF THE 2003 RIGHTS AGREEMENT

     This summary is qualified in its entirety by reference to the text of the 2003 Rights Agreement, a copy of which is attached to this Circular as Exhibit "D". Capitalized terms used in this summary without express definition have the meanings ascribed thereto in the 2003 Rights Agreement.

Issue of Rights

     The Corporation issued one right (a "Right") in respect of each common share outstanding at the close of business on September 1, 1993 (the "Record Time"). The Corporation will issue Rights on the same basis for each common share issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time (both defined below).

Rights Certificates and Transferability

     Before the Separation Time, the Right will be evidenced by certificates for the common shares which are not transferable separate from the common shares. From and after the Separation Time, the Rights will be evidenced by separate Rights Certificates which will be transferable separate from and independent of the common shares.

Exercise of Rights

     Rights are not exercisable before the Separation Time. After the Separation Time and before the Expiration Time, each Right entitles the holder to acquire one common share for the Exercise Price of $100 (subject to certain anti-dilution adjustments). This Exercise Price is a price in excess of the estimated maximum value of the common shares during the term of the Rights Plan as determined by the Board of Directors.

     Upon the occurrence of a Flip-In Event (defined below) prior to the Expiration Time (defined below), each Right (other than any Right held by an "Acquiring Person" (defined below), which will become null and void as a result of such Flip-In Event) may be exercised to purchase that number of common shares which have an aggregate Market Price equal to twice the Exercise Price of the Rights for a price equal to the Exercise Price. Effectively, this means a shareholder of the Corporation (other than the Acquiring Person) can acquire additional common shares from treasury at half their Market Price.

Definition of "Acquiring Person"

     Subject to certain exceptions, an Acquiring Person is a person who is the Beneficial Owner (defined below) of 20% or more of the outstanding common shares.

Definition of "Beneficial Ownership"

     A person is a Beneficial Owner if such person or its affiliates or associates or any other person acting jointly or in concert:

     (a)  owns the securities in law or equity; and

     (b) has the right to acquire (immediately or within 60 days) the securities upon the exercise of any convertible securities or pursuant to any agreement, arrangement or understanding.

     However, a person is not a Beneficial Owner under the Rights Plan where:

     (a) the securities have been deposited or tendered pursuant to a take-over bid, unless those securities have been taken up or paid for;

     (b) by reason of the holders of such securities having agreed to deposit or tender such securities to a take-over bid pursuant to a Permitted Lock-Up Agreement;

     (c) such person (including a fund manager, trust company, pension fund administrator, trustee or non-discretionary client accounts of registered brokers or dealers) is engaged in the management of investment funds for others, as long as that person:

          (i) holds those common shares in the ordinary course of its business for the account of others;

         (ii)  holds not more than 30% of the common shares; and

        (iii) is not making a take-over bid or acting jointly or in concert with a person who is making a take-over bid; or

     (d) such person is a registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depository.

Definition of "Separation Time"

     Separation Time occurs on the tenth business day after the earlier of:

     (a) the first date of public announcement that a Flip-In Event has occurred;

     (b) the date of the commencement or announcement of the intent of a person to commence a take-over bid (other than a Permitted Bid or Competing
Bid) or such later date as determined by the board; and

     (c) the date on which a Permitted Bid or Competing Bid ceases to qualify as such or such later date as determined by the board.

Definition of "Expiration Time"

     Expiration Time occurs on the date being the earlier of:

     (a) the time at which the right to exercise Rights is terminated under the terms of the Rights Plan; and

     (b) the date immediately after the Corporation's annual meeting of shareholders to be held in 2006.

Definition of a "Flip-In Event"

     A Flip-In Event occurs when a person becomes an Acquiring Person.

     Upon the occurrence of a Flip-In Event, any Rights that are beneficially owned by an Acquiring Person or any of its related parties to whom the Acquiring Person has transferred its Rights will become null and void as a result of which the Acquiring Person's investment in the Corporation will be greatly diluted if a substantial portion of the Rights are exercised after a Flip-In Event occurs.

DEFINITION OF "PERMITTED BID"

     A Permitted Bid is a take-over bid made by a person (the "Offeror") pursuant to a take-over bid circular that complies with the following conditions:

     (a) the bid is made to all registered holders of common shares (other than common shares held by the Offeror) on identical terms and conditions;

     (b) the Offeror agrees that no common shares will be taken up or paid for under the bid for 60 days following the commencement of the bid and that no common shares will be taken up or paid for unless more than 50% of the outstanding common shares held by shareholders other than the Offeror and certain related parties have been deposited pursuant to the bid and not withdrawn;

     (c) the Offeror agrees that the common shares may be deposited to and withdrawn from the take-over bid at any time before its expiry; and

     (d) if, on the date specified for take-up and payment, the condition in paragraph (b) above is satisfied, the bid shall remain open for an additional period of at least ten business days to permit the remaining shareholders to tender their common shares.

Definition of "Competing Bid"

     A Competing Bid is a take-over bid that:

     (a)  is made while another Permitted Bid is in existence; and

     (b) satisfies all the requirements of a Permitted Bid except that the common shares under a Competing Bid may be taken up on the later of 35 days after the Competing Bid was made and 60 days after the earliest date on which any other Permitted Bid or Competing Bid that was then in existence was made.

Definition of "Permitted Lock-Up Agreement"

     A Permitted Lock-Up Agreement is an agreement between a person making a take-over bid and one or more shareholders (each, a "Locked-up Person") under which the Locked-up Persons agree to deposit or tender their common shares to such take-over bid and which provides:

     (a) (i) no limit on the right of the Locked-up Persons to withdraw its shares in order to deposit them to a Competing Bid (or terminate the agreement in order to support another transaction) where the price or value represented under the Competing Bid (or other transaction) exceeds the price or value represented under the original take-over bid; or (ii) limits such right to withdraw its shares in order to deposit them to a Competing Bid (or terminate the agreement in order to support another transaction) where the price or value represented under the Competing Bid (or other transaction) exceeds the price or value represented under the original take-over bid by as much as or more than an amount specified under the original take-over bid, and the specified amount is not more than 7% of the price or value represented under the original take-over bid, and the Competing Bid (or other transaction) is made for the same number of common shares as the original take-over bid; and

     (b)  for no "break-up" fee or "top-up" fee in excess of the greater of:
(i) 2.5% of the price or value payable under the original take-over bid to Locked-up Persons; and (ii) 50% of the amount by which the price or value payable to Locked-up Persons under a Competing Bid (or other transaction) exceeds the price or value payable to Locked-up Persons under the original take-over bid, shall be payable by such Locked-up Persons in the event that the original take-over bid is not successfully completed or if any Locked-up Person fails to tender their common shares under the original take-over bid.

Redemption of Rights

     The Rights may be redeemed by the board at its option with the prior approval of the shareholders at any time before a Flip-In Event occurs at a redemption price of $0.00001 per Right. In addition, the Rights will be redeemed automatically in the event of a successful Permitted Bid, Competing Bid or a bid for which the board has waived the operation of the Rights Plan.

Waiver

     Before a Flip-In Event occurs, the board may waive the application of the Flip-In provisions of the Rights Plan to any prospective Flip-In Event which would occur by reason of a take-over bid made by a take-over bid circular to all registered holders of common shares. However, if the board waives the Rights Plan with respect to a particular bid, it will be deemed to have waived the Rights Plan with respect to any other take-over bid made by take-over bid circular to all registered holders of common shares before the expiry of that first bid. Other waivers of the "Flip-In" provisions of the Rights Plan will require prior approval of the shareholders of the Corporation.

     The board may also waive the "Flip-In" provisions of the Rights Plan in respect of any Flip-In Event provided that the board has determined that the Acquiring Person became an Acquiring Person through inadvertence and has reduced its ownership to such a level that it is no longer an Acquiring Person.

Term of the Rights Plan

     Unless otherwise terminated, the Rights Plan will expire on the date immediately after the Corporation's annual meeting of shareholders to be held in 2006.

Amending Power

     Except for minor amendments to correct typographical errors and amendments to maintain the validity of the Rights Plan as a result of a change of law, shareholder or rights holder approval is required for amendments to the Rights Plan.

RIGHTS AGENT

     CIBC Mellon Trust Company.

RIGHTSHOLDER NOT A SHAREHOLDER

     Until a Right is exercised, the holders thereof as such, will have no rights as a shareholder of the Corporation.

                                 EXHIBIT D

                        INTERTAPE POLYMER GROUP INC.

                                    and

                         CIBC MELLON TRUST COMPANY
                              as Rights Agent

______________________________________________________________________________

                           AMENDED AND RESTATED
                SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

                               June 11, 2003

______________________________________________________________________________

                           STIKEMAN ELLIOTT LLP

                            TABLE OF CONTENTS

                                ARTICLE 1
                             INTERPRETATION

        1.1     Certain Definitions                                     1
        1.2     Currency                                                8
        1.3     Headings                                                8
        1.4     Number and Gender                                       9
        1.5     Acting Jointly or in Concert                            9
        1.6     Statutory References                                    9

                                ARTICLE 2
                               THE RIGHTS

        2.1     Legend on Common Share Certificates9
        2.2     Initial Exercise Price; Exercise of Rights;
                Detachment of Rights                                    9
        2.3     Adjustments to Exercise Price; Number of Rights        11
        2.4     Date on Which Exercise is Effective                    14
        2.5     Execution, Authentication, Delivery and Dating of
                Rights Certificates                                    15
        2.6     Registration, Registration of Transfer and Exchange    15
        2.7     Mutilated, Destroyed, Lost and Stolen Rights
                Certificates                                           15
        2.8     Persons Deemed Owners                                  16
        2.9     Delivery and Cancellation of Rights Certificates       16
        2.10    Agreement of Rights Holders                            16
        2.11    Rights Certificate Holder not Deemed a Shareholder     17

                                ARTICLE 3
       ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

        3.1     Flip-in Event                                          17

                                ARTICLE 4
                            THE RIGHTS AGENT

        4.1     General                                                18
        4.2     Merger or Amalgamation or Change of Name of Rights
                Agent                                                  18
        4.3     Duties of Rights Agent                                 19
        4.4     Change of Rights Agent                                 19

                                ARTICLE 5
                              MISCELLANEOUS

        5.1     Redemption and Waiver                                  20
        5.2     Expiration                                             21
        5.3     Issuance of New Rights Certificates                    21
        5.4     Supplements and Amendments                             22
        5.5     Fractional Rights and Fractional Shares                23
        5.6     Rights of Action                                       23
        5.7     Notice of Proposed Actions                             23
        5.8     Notices                                                23
        5.9     Successors                                             24
        5.10    Benefits of this Agreement                             24
        5.11    Governing Law                                          24
        5.12    Severability                                           24
        5.13    Effective Date                                         24
        5.14    Determinations and Actions by the Board of Directors   24
        5.15    Rights of Board, Corporation and Offeror               24
        5.16    Regulatory Approvals                                   25
        5.17    Declaration as to Non-Canadian and Non-U.S. Holders    25
        5.18    Time of the Essence                                    25
        5.19    Execution in Counterparts                              25

                                 SCHEDULE

SCHEDULE 2.2(3)........................................................26

                SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

     THIS AMENDED AND RESTATED SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT dated June 11, 2003 between Intertape Polymer Group Inc. (the "Corporation"), a corporation amalgamated under the Canada Business Corporations Act, and CIBC Mellon Trust Company (formerly known as The R-M Trust Company), a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

WITNESSES THAT:

     WHEREAS the Corporation and the Rights Agent entered into a shareholder protection rights plan agreement dated as of August 24, 1993, such shareholder protection rights plan agreement which was subsequently amended and restated on May 21, 1998 (the "Corporation's Shareholder Protection Rights Plan Agreement"); and

     WHEREAS the shareholders of the Corporation have determined to amend and restate the Corporation's Shareholder Protection Rights Plan Agreement as set out herein (the amended and restated Corporation's Shareholder Protection Rights Plan Agreement being referred to herein as the "Rights Plan");

     NOW THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1  Certain Definitions.

     For purposes of the Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" means, any Person who is the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

          (i)  the Corporation or any Subsidiary of the Corporation;

         (ii) any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation as a result of one or any combination of: (A) Corporate Acquisitions, (B) Permitted Bid Acquisitions, (C) Corporate Distributions, (D) Exempt Acquisitions, or (E) Convertible Security Acquisitions; provided, however, that if a Person shall become the Beneficial Owner of twenty percent (20%) or more of the Voting Shares of the Corporation then outstanding by reason of one or more or any combination of the operation of a Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition and, after such Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition, becomes the Beneficial Owner of an additional one percent (1%) or more of the outstanding Voting Shares of the Corporation other than pursuant to Corporate Acquisitions, Permitted Bid Acquisitions, Corporate Distributions, Exempt Acquisitions or Convertible Security Acquisitions, then as of the date of such acquisition, such Person shall become an Acquiring Person;

        (iii) for a period of ten (10) days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on Clause 1.1(e)(3) hereof solely because such Person makes or proposes to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario)) by such Person or the Corporation of a current intent to commence such a Take-over Bid being herein referred to as the "Disqualification Date"); and

         (iv) an underwriter or member of a banking or selling group that acquires Voting Shares of the Corporation from the Corporation in connection with a distribution of securities (including, for greater certainty, by way of private placement of such securities) to the public.

     (b) "Affiliate" when used to indicate a relationship with a specified Person, means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

     (c) "Agreement" means this agreement as amended, modified or supplemented from time to time.

     (d) "Associate" when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any Person to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other Person who has the same home as such specified Person.

     (e) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own":

          (i) any securities of which such Person or any Affiliate or Associate of such Person is the owner in law or equity;

         (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire (A) upon the exercise of any Convertible Securities, or (B) pursuant to any agreement, arrangement or understanding, in each case if such right is exercisable immediately or within a period of 60 days thereafter whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of business); and

        (iii) any securities that are Beneficially Owned within the meaning of Clause 1.1(e)(i) or (ii) hereof by any other Person with whom such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security as a result of the existence of any one or more of the following circumstances:

     (1) such security has been deposited or tendered, pursuant to a Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken up or paid for, whichever shall first occur;

     (2) by reason of the holder of such security having agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause
(iii) of this definition pursuant to a Permitted Lock-Up Agreement, but only until such time as the securities are taken up or paid for under the Take-over Bid;

     (3) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person, holds such security; provided that (i) the ordinary business of any such Person (the "Fund Manager") includes the management of investment funds for others (which others may include or be limited to one or more employee benefit plans or pension plans) and/or includes the acquisition or holding of securities for a non-discretionary account of a Client (as defined below) by a dealer or broker registered under applicable securities laws to the extent required, and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "Client"), (ii) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person (each an "Estate Account") or for such other accounts (each an "Other Account"), (iii) the Person (the "Statutory Body") is an independent Person established by statute for purposes that include, and the ordinary business or activity of such person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such, (iv) the ordinary business of any such Person includes acting as an agent of the Crown in the management of public assets (the "Crown Agent"), or (v) the Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security, provided that the Person is the administrator or the trustee of one or more pension funds or plans (each a "Pension Fund") registered under the laws of Canada or any province thereof or the United States or any state thereof (the "Independent Person"), or is a Pension Fund and holds such securities for the purposes of its activities as an Independent Person or as a Pension Fund, and further provided that such Person does not hold more than thirty percent (30%) of the Voting Shares of the Corporation;

provided, however, that in any of the foregoing cases no one of the Fund Manager, the Trust Company, the Statutory Body, the Crown Agent, the Independent Person or the Pension Fund makes or announces a current intention to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (other than pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market);

     (4) such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or such Person is a Pension Fund with the same Independent Person as another Pension Fund;

     (5) such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager, or such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or such Person is a Pension Fund and such security is owned at law or in equity by the Independent Person; or

     (6) such Person is a registered holder of securities as a result of carrying on the business of, or acting as a nominee of, a securities depository.

     For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product of one hundred (100) and the number of which the numerator is the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person and the denominator of which is the number of votes for the election of all directors generally attaching to all outstanding Voting Shares. Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be issued and outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

     (f) "Board of Directors" means, at any time, the duly constituted board of directors of the Corporation.

     (g) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Montreal are authorized or obligated by law to close.

     (h) "Canadian Dollar Equivalent" of any amount which is expressed in United States dollars shall mean on any date the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date.

     (i) "CBCA" means the Canada Business Corporations Act R.S.C. 1985, c. C-44, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

     (j) "close of business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Montreal (or, after the Separation Time, the office of the Rights Agent in the City of Montreal) is closed to the public.

     (k) "Common Shares", when used with reference to the Corporation, means the common shares without par value in the capital of the Corporation.

     (l) "Competing Bid" means a Take-over Bid that: (i) is made while another Permitted Bid is in existence, and (ii) satisfies all the components of the definition of a Permitted Bid, except that the requirements set out in Clause (ii) of the definition of a Permitted Bid shall be satisfied if the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Competing Bid prior to the close of business on the date that is no earlier than the date which is the later of thirty-five (35) days after the date the Competing Bid is made or sixty (60) days after the earliest date on which any other Permitted Bid or Competing Bid that is then in existence was made and only if at that date, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered to the Competing Bid and not withdrawn.

     (m)  "controlled": a corporation is "controlled" by another Person if:

          (i) securities entitled to vote in the election of directors carrying more than fifty percent (50%) of the votes for the election of directors are held, other than by way of security only, by or for the benefit of the other Person; and

         (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

     (n)  "Convertible Security" means at any time:

          (i) any right (regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

         (ii) any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

in each case pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Voting Shares.

     (o) "Convertible Security Acquisition" means the acquisition of Voting Shares upon the exercise, conversion or exchange of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Corporate Distribution.

     (p) "Corporate Acquisition" means an acquisition by the Corporation or a Subsidiary of the Corporation or the redemption by the Corporation of Voting Shares of the Corporation which by reducing the number of Voting Shares of the Corporation outstanding increases the proportionate number of Voting Shares Beneficially Owned by any Person.

     (q)  "Corporate Distribution" means an acquisition as a result of:

          (i) a stock dividend or a stock split or other event pursuant to which a Person receives or acquires Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class; or

         (ii) any other event pursuant to which all holders of Voting Shares of the Corporation are entitled to receive Voting Shares or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt or exercise of rights issued by the Corporation and distributed to all the holders of a class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities of the Corporation, provided that such rights are acquired directly from the Corporation and not from any other Person and provided further that the Person in question does not thereby acquire a greater percentage of Voting Shares, or Convertible Securities representing the right to acquire Voting Shares of such class, than the percentage of Voting Shares of the class Beneficially Owned immediately prior to such acquisition.

     (r) "Disqualification Date" has the meaning ascribed thereto in Section 1.1(a)(iii) hereof.

     (s) "Effective Date" has the meaning ascribed thereto in Section 5.13 hereof.

     (t) "Election to Exercise" has the meaning ascribed thereto in Section 2.2(4) hereof.

     (u)  "Exempt Acquisition" means an acquisition:

          (i) in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Section 5.1(2), 5.1(3) or 5.1(4) hereof;

         (ii)  which was made on or prior to the Record Time;

        (iii) which was made pursuant to a dividend reinvestment plan of the Corporation or other similar share purchase plan made available to the holders of shares of the Corporation generally;

         (iv) pursuant to a distribution to the public by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus provided that the Person in question does not thereby acquire a greater class percentage of Voting Shares, or Convertible Securities representing the right to acquire Voting Shares of such class, than the percentage of Voting Shares of the class Beneficially Owned immediately prior to such acquisition; or

          (v) pursuant to an issuance and sale by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation, provided that (x) all necessary stock exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (y) the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser on the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement).

     (v) "Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $100.

     (w) "Expiration Time" means the earlier of: (i) the Termination Time, and (ii) the close of business on the date immediately following the date of the Corporation's annual meeting of shareholders to be held in 2006.

     (x) "Flip-in Event" means a transaction in or pursuant to which any Person becomes an Acquiring Person.

     (y) "Independent Shareholders" means holders of Voting Shares of the Corporation, but shall not include (i) any Acquiring Person or any Offeror, or any Affiliate or Associate of such Acquiring Person or such Offeror, or any Person acting jointly or in concert with such Acquiring Person or such Offeror, or (ii) any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid; and shall include any Person referred to in Clause 1.1(e)(3) hereof (other than any Person who pursuant to Clause 1.1(e)(3) is deemed to Beneficially Own the Voting Shares).

     (z) "Market Price" per share of any securities on any date of determination means the average of the daily closing prices per share of such securities (determined as described below) on each of the twenty (20) consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in
Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported by the stock exchange on which the greater number of shares has been traded on such day or if the shares are listed only on one (1) stock exchange at that time, that stock exchange, or
(ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on any stock exchange, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the securities exchange in Canada or the United States on which the securities are primarily traded, or (iii) if not so listed, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, or (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors; provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by a nationally or internationally recognized investment dealer or investment banker. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the twenty
(20) consecutive trading day period in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof.

     (aa)  "Offer to Acquire" shall include:

          (i) an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell; and

         (ii) an acceptance of an offer to sell, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

     (bb) "Offeror" means a Person who has announced a current intention to make, or who makes and has outstanding, a Take-over Bid.

     (cc) "Offeror's Securities" means Voting Shares of the Corporation Beneficially Owned by an Offeror, any Affiliate or Associate of such Offeror or any Person acting jointly or in concert with the Offeror.

     (dd) "Permitted Bid" means a Take-over Bid that is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

          (i) the Take-over Bid shall be made to all registered holders of Voting Shares (other than the Voting Shares held by the Offeror);

         (ii) the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than sixty (60) days following the date of the Take-over Bid and that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid unless, at such date, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn;

        (iii) the Take-over Bid shall contain an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares of the Corporation may be deposited pursuant to such Take-over Bid at any time during the period of time described in Clause (ii) of this Section 1.1(dd) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time until taken up and paid for; and

         (iv) the Take-over Bid shall contain an irrevocable and unqualified provision that should the condition referred to in Clause (ii) of this
Section 1.1(dd) be met: (A) the Offeror will make a public announcement of that fact on the date the Take-over Bid would otherwise expire; and (B) the Take-over Bid will be extended for a period of not less than ten (10) Business Days from the date it would otherwise expire.

     (ee) "Permitted Bid Acquisitions" means share acquisitions made pursuant to a Permitted Bid or a Competing Bid.

     (ff) "Permitted Lock-Up Agreement" means an agreement between a Person and one or more holders (each a "Locked-up Person") of Voting Shares or Convertible Securities (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the agreement was entered into after the date of the Lock-up Bid, not later than the date the agreement was entered into), pursuant to which such Locked-up Persons agree to deposit or tender Voting Shares or Convertible Securities to a Take-over Bid (the "Lock-up Bid") made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of the definition of Beneficial Owner and where the agreement:

          (i) (A) permits the Locked-up Person to withdraw Voting Shares or Convertible Securities in order to tender or deposit Voting Shares or Convertible Securities to another Take-over Bid (or terminate the agreement in order to support another transaction) that represents an offering price for each Voting Share or Convertible Security that exceeds, or provides a value for each Voting Share or Convertible Security that is greater than, the offering price or value represented by or proposed to be represented by the Lock-up Bid, provided that the other Take-over Bid or transaction is made for at least the same number of Voting Shares or Convertible Securities as the Lock-up Bid; or

               (B) permits the Locked-up Person to withdraw Voting Shares or Convertible Securities in order to tender or deposit the Voting Shares or Convertible Securities to another Take-over Bid (or terminate the agreement in order to support another transaction) that represents an offering price for each Voting Share or Convertible Security that exceeds, or provides a value for each Voting Share or Convertible Security that is greater than, the offering price or value represented by or proposed to be represented by, the Lock-up Bid by as much or more than a specified amount (the "Specified Amount") and the Specified Amount is not greater than 7% of the offering price or value that is represented by the Lock-up Bid, provided that the other Take-over Bid or transaction is made for at least the same number of Voting Shares or Convertible Securities as the Lock-up Bid; and

         (ii) provides for no "break-up" fees, "top-up" fees, penalties, payments, expenses or other amounts that exceed in the aggregate the greater of: (A) the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to the Locked-up Person, and (B) 50% of the amount by which the price or value payable under another Take-over Bid or another transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, to be payable, directly or indirectly, by such Locked-up Person pursuant to the agreement in the event that the Lock-up Bid is not successfully concluded or if any Locked-up Person fails to tender Voting Shares or Convertible Securities pursuant thereto;

and, for greater certainty, the agreement may contain a right of first refusal or require a period of delay to give the Offeror an opportunity to at least match a higher consideration in another Take-over Bid or transaction or contain any other similar limitation on a Locked-up Person's right to withdraw Voting Shares or Convertible Securities from the agreement, so long as any such limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares or Convertible Securities in sufficient time to tender to the other Take-over Bid or to support the other transaction.

     (gg) "Person" means any individual, firm, partnership, limited partnership, limited liability company or partnership, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning.

     (hh)  "Record Time" means the close of business on September 1, 1993.

     (ii) "Redemption Price" has the meaning ascribed thereto in Section 5.1(1) hereof.

     (jj) "regular periodic cash dividends" means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

          (i) two hundred percent (200%) of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year; and

         (ii) one hundred percent (100%) of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

     (kk)  "Right" means a right issued pursuant to this Agreement.

     (ll) "Rights Certificate" has the meaning ascribed thereto in Section 2.2(3) hereof.

     (mm) "Rights Register" has the meaning ascribed thereto in Section 2.6(1) hereof.

     (nn) "Securities Act (Ontario)" means the Securities Act (Ontario), and the regulations and rules thereunder, and any comparable or successor laws, regulations and rules thereto.

     (oo) "Separation Time" means the close of business on the tenth (10th) Trading Day after the earlier of (i) the Stock Acquisition Date, (ii) the date of the commencement of, or first public announcement of the intent of any person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or Competing Bid) or such later date as may be determined by the Board of Directors and (iii) the date on which a Permitted Bid or Competing Bid ceases to qualify as such or such later date as may be determined by the Board of Directors provided that, if any Take-over Bid referred to in Clause (ii) of this Section 1.1(oo) or any Permitted Bid or Competing Bid referred to in Clause (iii) of this Section 1.1(oo) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid, Permitted Bid or Competing Bid, as the case may be, shall be deemed, for the purposes of this Section 1.1(oo), never to have been made and provided further that if the Board of Directors determines pursuant to Sections 5.1(2), (3) or (4) hereof to waive the application of Section 3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

     (pp) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario)) by the Corporation or an Offeror or Acquiring Person of facts indicating that a Person has become an Acquiring Person.

     (qq) "Subsidiary": a corporation shall be deemed to be a Subsidiary of another corporation if:

          (i)  it is controlled by:

               (A)  that other;

               (B) that other and one or more corporations each of which is controlled by that other; or

               (C) two or more corporations each of which is controlled by that other; or

         (ii)  it is a Subsidiary of a corporation that is that other's
Subsidiary.

     (rr) "Take-over Bid" means an Offer to Acquire Voting Shares of the Corporation or securities convertible into or exchangeable for or carrying a right to purchase Voting Shares of the Corporation where the Voting Shares of the Corporation subject to the Offer to Acquire, together with the Voting Shares of the Corporation into which the securities subject to the Offer to Acquire are convertible, exchangeable or exercisable, and the Offeror's Securities, constitute in the aggregate twenty percent (20%) or more of the outstanding Voting Shares of the Corporation at the date of the Offer to Acquire.

     (ss) "Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Sections 5.1(1) or (5) hereof.

     (tt) "Trading Day", when used with respect to any securities, means a day on which the principal Canadian stock exchange or American stock exchange or market on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange or American stock exchange or market, a Business Day.

     (uu)  "U.S. - Canadian Exchange Rate" shall mean on any date:

          (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

         (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

     (vv) "Voting Shares" means the Common Shares and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors.

1.2  Currency.

     All sums of money which are referred to in this Agreement are expressed in Canadian dollars, unless otherwise specified.

1.3  Headings.

     The division of this Agreement into Articles, Sections and Clauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4  Number and Gender.

     Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice-versa and words importing only one gender shall include all others.

1.5  Acting Jointly or in Concert.

     For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate of the first Person to acquire or make an Offer to Acquire Voting Shares of the Corporation (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or to a pledge of securities in the ordinary course of business).

1.6  Statutory References.

     Unless the context otherwise requires or except as expressly provided herein, any reference herein to a specific part, section, clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

                                 ARTICLE 2
                                THE RIGHTS

2.1  Legend on Common Share Certificates.

     (1) Certificates issued for Common Shares after the Record Time but prior to the close of business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and, commencing as soon as reasonably practicable after the effective date of this Agreement, shall have impressed on, printed on, written on or otherwise affixed to them, a legend in substantially the following form:

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder thereof to certain rights described in a Shareholder Protection Rights Plan Agreement, dated August 24, 1993, as amended and restated from time to time (the "Rights Agreement"), between Intertape Polymer Group Inc. and CIBC Mellon Trust Company, a copy of which is on file at the principal executive offices of the Corporation the terms of which are incorporated herein by reference. Under certain circumstances set out in the Rights Agreement, the rights may be redeemed, may expire, may become null and void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person") or may be evidenced by separate certificates and no longer evidenced by this certificate. Upon written request, copy of the Rights Agreement will be mailed within five days to the holder of this Certificate.

     (2) Until the earlier of the Separation Time and the Expiration Time, certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend. Following the Separation Time, Rights will be evidenced by Rights Certificates issued pursuant to Section 2.2 hereof.

2.2  Initial Exercise Price; Exercise of Rights; Detachment of Rights.

     (1) Right to entitle holder to purchase one Common Share prior to adjustment. Subject to adjustment as herein set forth and subject to Section 3.1(1) hereof, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price as at the Business Day immediately preceding the date of exercise of the Right, one Common Share (which price and number of Common Shares are subject to adjustment as set forth below and are subject to Section 3.1(1) hereof). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

     (2) Rights not exercisable until Separation Time. Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes each Right will be evidenced by the certificates for the associated Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Shares.

     (3) Delivery of Rights Certificate and disclosure statement. From and after the Separation Time and prior to the Expiration Time, (i) the Rights shall be exercisable, and (ii) the registration and transfer of the Rights shall be separate from, and independent of, Common Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (A) a certificate (a "Rights Certificate") in substantially the form of Schedule 2.2(3) hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time, and having such marks of identifi-cation or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (B) a disclosure statement describing the Rights, provided that a Nominee shall be sent the materials provided for in (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish it with such information and documentation as the Corporation considers advisable.

     (4) Exercise of Rights. Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent (at its principal stock transfer office in the City of Montreal, or at its principal stock transfer office in the cities designated from time to time for that purpose by the Corporation) the Rights Certificate evidencing such Rights together with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed, accompanied by payment by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised, all of the above to be received before the Expiration Time by the Rights Agent at its principal office in any of the cities listed on the Rights Certificate.

     (5) Duties of Rights Agent upon receipt of Election to Exercise. Upon receipt of a Rights Certificate, which is accompanied by (i) a completed and duly executed Election to Exercise, and (ii) payment as set forth in Section 2.2(4) above, the Rights Agent (unless otherwise instructed by the Corporation)
 will thereupon promptly:

          (A) requisition from the transfer agent for the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

          (B) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

          (C) after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder;

          (D) when appropriate, after receipt, deliver such cash (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate; and

          (E) tender to the Corporation all payments received on exercise of the Rights.

     (6) Partial Exercise of Rights. In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

     (7) Duties of the Corporation. The Corporation covenants and agrees that it will:

          (a) take all such action as may be necessary and within its power to ensure that all Common Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

          (b) take all such action as may be necessary and within its power to ensure compliance with the provisions of Section 3.1 hereof including, without limitation, all such action to comply with any applicable requirements of the CBCA, the Securities Act (Ontario) and any applicable comparable securities legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares or other securities upon exercise of Rights;

          (c) use reasonable efforts to cause, from and after such time as the Rights become exercisable, all Common Shares issued upon exercise of Rights to be listed upon issuance on the principal stock exchange on which the Common Shares were traded prior to the Stock Acquisition Date;

          (d) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

          (e) pay when due and payable any and all Canadian and, if applicable, United States, federal and provincial transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or other securities in a name other than that of the registered holder of the Rights being transferred or exercised; and

     (f)  after the Separation Time, except as permitted by Sections 5.1 or
5.4 hereof, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3  Adjustments to Exercise Price; Number of Rights.

     The Exercise Price, the number and kind of Common Shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3:

     (a) Adjustment to Exercise Price upon changes to share capital. In the event the Corporation shall at any time after the Record Time:

          (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) other than the issue of Common Shares or such exchangeable or convertible securities to holders of Common Shares in lieu of but not in an amount which exceeds the value of regular periodic cash dividends;

         (ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares;

        (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares; or

         (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this Section 2.3;

the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares, or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 2.3 and
Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to and, shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

     (b) Adjustment to Exercise Price upon issue of rights, options and warrants. In case the Corporation shall at any time after the Record Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")) or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price or exchange price or exercise price per share, if a security convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares) less than ninety percent (90%) of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights so to be offered) would purchase at such Market Price per Common Share, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a certificate filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

     For purposes of this Agreement, the granting of the right to purchase Common Shares (or equivalent common shares) (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares (or equivalent common shares) is at a price per share of not less than ninety percent (90%) of the current market price per share (determined as provided in such plans) of the Common Shares.

     (c) Adjustment to Exercise Price upon Corporate Distributions. In case the Corporation shall at anytime after the Record Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger, amalgamation, arrangement, plan, compromise or reorganization in which the Corporation is the continuing or successor corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend or a regular periodic cash dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights, options or warrants (excluding those referred to in Section 2.3(b) above), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to a Common Share and the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

     (d) De minimis threshold for adjustment to Exercise Price. Notwith-standing anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest one-hundredth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this
Section 2.3(d), any adjustment required by this Section 2.3 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Time.

     (e) Corporation may provide for alternate means of adjustment. Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Section 5.4(2) or (3) hereof, as applicable, in the event the Corporation shall at any time after the Record Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Sections 2.3(a)(i) or (iv) or 2.3(b) or (c) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Sections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation shall be entitled to determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Sections 2.3(a), (b) and (c) above, such adjustments, rather than the adjustments contemplated by Sections 2.3(a),
(b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

     (f) Adjustment to Rights exercisable into shares other than Common Shares. If as a result of an adjustment made pursuant to Section 3.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 2.3(a), (b), (c), (d), (e), (g), (h), (i), (j),
(k), and (l) above and below, as the case may be, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

     (g) Rights to evidence right to purchase Common Shares at adjusted Exercise Price. Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of such Right, all subject to further adjustment as provided herein.

     (h) Adjustment to number of Common Shares purchasable upon adjustment to Exercise Price. Unless the Corporation shall have exercised its election as provided in Section 2.3(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 2.3(b) and (c) above, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by (A) multiplying (x) the number of shares purchasable upon exercise of a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     (i) Election to adjust number of Rights upon adjustment to Exercise Price. The Corporation shall be entitled to elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter but, if Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment, of the number of Rights pursuant to this Section 2.3(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 5.5 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date for the adjustment specified in the public announcement.

     (j) Rights Certificates may contain Exercise Price before adjustment. Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

      (k) Corporation may in certain cases defer issues of securities. In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (l) Corporation has discretion to reduce Exercise Price for tax reasons. Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment, the Board of Directors shall determine to be advisable in order that any (A) consolidation or subdivision of the Common Shares, (B) issuance of any Common Shares at less than the Market Price, (C) issuance of securities convertible into or exchangeable for Common Shares, (D) stock dividends or (E) issuance of rights, options or warrants, referred to in this Section 2.3 hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

2.4  Date on Which Exercise is Effective.

     Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights, shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5  Execution, Authentication, Delivery and Dating of Rights Certificates

     (1) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman, President or any of its Vice-Presidents and by its Secretary or one of its Assistant Secretaries. The signature and attestation of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

     (2) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a disclosure statement as described in Section 2.2(3), and the Rights Agent shall manually or by facsimile signature countersign and send such Rights Certificates and disclosure statement to the holders of the Rights pursuant to Section 2.2(3) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

     (3) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6  Registration, Registration of Transfer and Exchange.

     (1) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

     After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate and subject to the provisions of Section 2.6(3) below and the other provisions of this Agreement, the Corporation will execute and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

     (2) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (3) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the registered holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.7  Mutilated, Destroyed, Lost and Stolen Rights Certificates.

     (1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

     (2) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate, and (ii) such indemnity or other security as may be required by them to save each of them and any of their agents harmless then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

     (3) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

     (4) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed lost or stolen Rights Certificate shall be at any time enforceable by anyone, and the holder thereof shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other holders of Rights duly issued by the Corporation.

2.8  Persons Deemed Owners.

     Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9  Delivery and Cancellation of Rights Certificates.

     All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10  Agreement of Rights Holders.

     Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

     (a) to be bound by and subject to the provisions of this Agreement, as amended or supplemented from time to time in accordance with the terms hereof, n respect of all Rights held;

     (b) that prior to the Separation Time each Right will be transferable only together with, and will be transferred by a transfer of, the Common Share certificate representing such Right;

     (c) that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

     (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name the Rights Certificate (or prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common
Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

     (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of Right;

     (f) that, in accordance with Section 5.4 hereof, without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

     (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11  Rights Certificate Holder not Deemed a Shareholder.

     No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                             ARTICLE 3
     ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1  Flip-in Event.

     (1) Subject to Section 3.1(2) below, and Sections 5.1(2), (3) and (4) hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as may be necessary to ensure and provide within eight (8) Business Days of such occurrence, or such longer period as may be required to satisfy all applicable requirements of the Securities Act (Ontario), and the securities legislation of each other province of Canada that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms hereof that number of Common Shares of the Corporation having an aggregate Market Price on the date of the occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that after such date of occurrence an event of a type analogous to any of the events described in Section 2.3 hereof shall have occurred with respect to such Common Shares).

     (2) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by
(i) an Acquiring Person, or any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert, or (ii) a transferee or other successor in title of Rights, directly or indirectly, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person) or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person (or of any Affiliate or Associate of such Person so acting jointly or in concert) who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming such, shall become null and void without any further action, and any holder of such Rights (including transferees or successors in title) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

                                 ARTICLE 4
                            THE RIGHTS AGENT

4.1  General.

     (1) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents ("Co-Rights Agents") as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

     The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

     (2) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Voting Shares or Common Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2  Merger or Amalgamation or Change of Name of Rights Agent.

     (1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

4.3  Duties of Rights Agent.

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorisation and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President of the Corporation and delivered to the Rights Agent; and such certificate will be full authorisation to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

     (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

     (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

     (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorisation, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(2)) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section
2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorisation of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorised, executed, issued and delivered and fully paid and non-assessable;

     (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

     (g) The Rights Agent is hereby authorised and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, or the Treasurer or the Controller of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

     (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4  Change of Rights Agent.

     The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights
Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorised to carry on the business of a trust company. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.
Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this
Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                  ARTICLE 5
                                MISCELLANEOUS

5.1  Redemption and Waiver.

     (1) Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Section 5.4(2) or Section 5.4(3) hereof, as applicable, the Board of Directors acting in good faith may, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that an event of the type described in Section 2.3 hereof shall have occurred (such redemption price being herein referred to as the "Redemption Price").

     (2) Subject to the prior consent of the holders of Voting Shares obtained as set forth in Section 5.4(2) hereof, the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of
Section 3.1 hereof has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares and otherwise than in the circumstances set forth in Section 5.1(4) hereof, waive the application of
Section 3.1 hereof to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least ten (10) Business Days subsequent to the meeting of shareholders called to approve such waiver.

     (3) The Board of Directors acting in good faith, may, prior to the occurrence of a Flip-in Event, and upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 hereof to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares; provided that if the Board of Directors waives the application of Section 3.1 hereof to a particular Flip-in Event pursuant to this Section 5.1(3), the Board of Directors shall be deemed to have waived the application of Section 3.1 hereof to any other Flip-in Event occurring by reason of any Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been granted, pursuant to this Section 5.1(3).

     (4) The Board of Directors may, prior to the close of business on the tenth (10th) day following the Stock Acquisition Date, determine, upon prior written notice delivered to the Rights Agent, to waive or to agree to waive the application of Section 3.1 hereof to a Flip-in Event, provided that both of the following conditions are satisfied:

     (a) the Board of Directors has determined that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that Person would become, an Acquiring Person; and

     (b) such Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within thirty (30) days of the date on which such contractual arrangement is entered into) such that at the time the waiver becomes effective pursuant to this Section 5.1(4) it is no longer an Acquiring Person;

and in the event of such a waiver, for the purposes of this Agreement, the Flip-in Event shall be deemed never to have occurred.

     (5) Where a Person acquires pursuant to a Permitted Bid, a Competing Bid or an Exempt Acquisition under Section 5.1(3) above, outstanding Voting Shares, then the Corporation shall immediately upon the consummation of such acquisition redeem the Rights at the Redemption Price.

     (6) If the Corporation is obligated under Section 5.1(5) above to redeem the Rights, or if the Board of Directors elects under Section 5.1(1) above or
Section 5.1(8) below to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

     (7) Within ten (10) days after the Corporation is obligated under Section 5.1(5) above to redeem the Rights, or the Board of Directors elects under
Section 5.1(1)) above or Section 5.1(8) below to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 5.1 and other than in connection with the purchase of Common Shares prior to the Separation Time.

      (8) Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

     (9) Notwithstanding the Rights being redeemed pursuant to Section 5.1(8) above, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Rights shall remain attached to outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

5.2  Expiration.

     No person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(1) hereof.

5.3  Issuance of New Rights Certificates.

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4  Supplements and Amendments.

     (1) The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares to correct any clerical or typographical error or to maintain the validity of the Agreement as a result of a change in any applicable legislation or regulations or rules thereunder.

     Notwithstanding anything in this Section 5.4 to the contrary, no supplement or amendment shall be made to the provisions of article 4 hereof except with the written concurrence of the Rights Agent to such supplement or amendment.

     (2) Subject to Section 5.4(1) above, the Corporation may, with the prior consent of the holders of the Voting Shares obtained as set forth below, at any time prior to the Separation Time amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Voting Shares at a meeting of the holders of Voting Shares, which meeting shall be called and held in compliance with applicable laws and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be deemed to have been given if the proposed amendment, variation or revision is approved by the affirmative vote of a majority of the votes cast by all holders of Voting Shares (other than any holder of Voting Shares who is an Offeror pursuant to a Take-over Bid that is not a Permitted Bid or Competing Bid with respect to all Voting Shares Beneficially Owned by such Person), represented in person or by proxy at the meeting.

     (3) The Corporation may, with the prior consent of the holders of Rights, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

     (4) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding
Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the CBCA with respect to a meeting of shareholders of the Corporation.

     (5) The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or deletion to this Agreement as referred to in this Section 5.4 within 5 days of effecting such amendment, variation or deletion.

     (6) Any supplements or amendments made by the Corporation to this Agreement pursuant to Section 5.4(1) above which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulations or rules thereunder shall:

     (a) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Section 5.4(2) above confirm or reject such amendment; and

     (b) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Section 5.4(4) above, confirm or reject such amendment.

     A supplement or amendment of the nature referred to in this Section 5.4(6) shall be effective from the date of the resolution of the Board of Directors adopting such supplement or amendment until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such supplement or amendment is confirmed, it continues in effect in the form so confirmed. If such supplement or amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such supplement or amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

5.5  Fractional Rights and Fractional Shares.

     (1) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Any such fractional Right shall be null and void and the Corporation will not have any obligation or liability in respect thereof.

     (2) The Corporation shall not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or other securities. In lieu of issuing fractional Common Shares or other securities, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Common Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(5).

5.6  Rights of Action.

     Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7  Notice of Proposed Actions.

     In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.8 hereof, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, winding up, or sale is to take place, and such notice shall be so given at least twenty (20) Business Days prior to the date of taking of such proposed action.

5.8  Notices.

     (1) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Intertape Polymer Group Inc.
110E Montee de Liesse
Ville St-Laurent, Quebec
H4T 1N4

Attention: President and Chief Executive Officer
Telephone: (514) 731-7591
Telecopier: (514) 731-5039

     (2) Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

CIBC Mellon Trust Company
2001 University
16(th) Floor
Montreal, Quebec
H3A 2A6

Attention: Manager
Telephone: (514) 285-3603
Telecopier: (514) 285-3640

     (3) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.9  Successors.

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.10  Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.11  Governing Law.

      This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Quebec and for all purposes shall be governed by and construed in accordance with the laws of such Province.

5.12  Severability.

     If any Section, Clause, term or provision hereof or the application thereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, Clause, term or provision or such right shall be ineffective only in such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, Clauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, Clause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.13  Effective Date.

     This Agreement is effective and in full force and effect in accordance with its terms and conditions as of and from August 24, 1993 (the "Effective Date").

5.14  Determinations and Actions by the Board of Directors.

     All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, in relation to or in connection with this Agreement, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

5.15  Rights of Board, Corporation and Offeror.

     Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the holders of Voting Shares of the Corporation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

5.16  Regulatory Approvals.

     This Agreement shall be subject in any jurisdiction to the receipt of any required prior or subsequent approval or consent from any governmental or regulatory authority in such jurisdiction including any securities regulatory authority or stock exchange.

5.17  Declaration as to Non-Canadian and Non-U.S. Holders.

     If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes, or (until such notice is given as required by law) without advance notice to any regulatory or self-regulatory body.

5.18  Time of the Essence.

     Time shall be of the essence in this Agreement.

5.19  Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

INTERTAPE POLYMER GROUP INC

By:

By:
CIBC MELLON TRUST COMPANY

By:

By:

                             SCHEDULE 2.2(3)

                       FORM OF RIGHTS CERTIFICATE

Certificate No. ------------------ ------------------ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES ( SPECIFIED IN SECTION 3.1(2) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, ANY PERSON ACTING JOINTLY OR IN CONCERT WITH
AN ACQUIRING PERSON OR THEIR RESPECTIVE ASSOCIATES AND AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND THEIR RESPECTIVE TRANSFEREES SHALL BECOME VOID WITHOUT ANY FURTHER ACTION.

                              RIGHTS CERTIFICATE

This certifies that ----------------------------------------- or registered assigns, is the registered holder of the number of Rights set forth above each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Protection Rights Plan Agreement dated August 24, 1993, as amended and restated from time to time (the "Rights Agreement"), between Intertape Polymer Group Inc., a Corporation amalgamated under the Canada Business Corporations Act (the "Corporation"), and CIBC Mellon Trust Company (formerly known as The R-M Trust Company), a trust company incorporated under the laws of Canada, as rights agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement) (or such earlier expiration time as is provided in the Rights Agreement) one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the City of Montreal. The Exercise Price shall initially be $100 (Canadian) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

     In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or other equity securities of the Corporation (or a combination thereof) all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the registered head office of the Corporation and are available upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.00001 per Right.

     No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

     No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as expressly provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Corporation.

INTERTAPE POLYMER GROUP INC.

Date: ------------------------------------

By:

Title:

By:

Title:

Countersigned:

CIBC MELLON TRUST COMPANY

By ------------------------------------

                 (To be attached to each Rights Certificate)

                       FORM OF ELECTION TO EXERCISE

TO: INTERTAPE POLYMER GROUP INC.

     The undersigned hereby irrevocably elects to exercise ------------------ ----------- whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Shares be issued to:

______________________________________________________________________________
(NAME)

______________________________________________________________________________
(ADDRESS)

______________________________________________________________________________
(CITY AND STATE OR PROVINCE)

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

______________________________________________________________________________
(NAME)

______________________________________________________________________________
(ADDRESS)

______________________________________________________________________________
(CITY AND STATE OR PROVINCE)

______________________________________________________________________________

SOCIAL INSURANCE, SOCIAL SECURITY OR OTHER TAXPAYER
IDENTIFICATION NUMBER

Dated ---------------------------------------------------------

Signature Guaranteed
________________________________________________________________________________
Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

     Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion Program (Stamp).

                            To be completed if true

     The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in consent with any of the foregoing or any Affiliate or Associate of such Person (as defined in the Rights Agreement).

______________________________________________________________________________
Signature

                                    NOTICE

     In the event the certification set forth in the Form of Election to Exercise is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.

                              FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED hereby sells,

assigns and transfers unto ---------------------------------------------------

______________________________________________________________________________
(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein and does hereby irrevocably constitute and appoint ------------------------------------------------------ as attorney to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated ------------------------------------------------------

Signature Guaranteed
______________________________________________________________________________
Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

     Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion Program (Stamp).

                         To be completed if true

     The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in consent with any of the foregoing (as defined in the Rights Agreement).

______________________________________________________________________________
Signature

                                   NOTICE

     In the event the certification set forth in the Form of Assignment is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.

                                 EXHIBIT E

           RESOLUTION OF THE SHAREHOLDERS OF INTERTAPE POLYMER GROUP INC.

"BE IT RESOLVED:

THAT the amended and restated Shareholder Protection Rights Plan Agreement between the Corporation and CIBC Mellon Trust Company (a copy of which (i) is attached as Exhibit "D" of this Circular, and (ii) has been tabled at this Meeting by the Secretary of the Corporation), be and it is hereby approved, ratified and confirmed;

THAT any director or officer of the Corporation be and he is hereby authorized for an on behalf of and in the name of the Corporation, to do all things and execute an deliver all such documents and instruments as may be necessary or desirable to carry out the foregoing."

                         INTERTAPE POLYMER GROUP INC.
                                    PROXY
            The Management of the Corporation Solicits this Proxy

The undersigned shareholder of INTERTAPE POLYMER GROUP INC. (the "Corporation") hereby appoints Melbourne F. Yull, failing whom, Michael L. Richards, or instead of the foregoing,___________________________________________________________,
as the proxyholder of the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on June 11, 2003, and at any adjournment thereof to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the notice of the Meeting and with respect to other matters which may properly come before the Meeting. This proxy is solicited by and on behalf of the Management of the Corporation.

The said proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

(1)     ELECTION OF DIRECTORS

___     FOR all nominees listed below             WITHHOLD AUTHORITY to vote
        as a group (except as marked        ____  for all nominees listed below
        to the contrary below)                    as a group

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
Melbourne F. Yull, Michael L. Richards, Ben J. Davenport, Jr., L. Robbie Shaw, Gordon R. Cunningham, J. Spencer Lanthier, Thomas E. Costello.

(2) VOTE FOR __ WITHHOLD FROM VOTING __ in respect of the appointment of Raymond Chabot Grant Thornton as auditors of the Corporation and authorizing the directors to fix their remuneration.

(3) VOTE FOR __ VOTE AGAINST __ the resolution approving, ratifying and confirming the amendments to the Corporation's General By-Laws.

(4) VOTE FOR __ VOTE AGAINST __ the resolution approving, ratifying and confirming the Corporation's amended and restated Shareholder Protection Rights Plan Agreement.

                                     Date:__________________________________
                                     Signature______________________________

Notes:
(1) This form of proxy must be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If undated, this proxy is deemed to bear the date it was mailed to the shareholder.
(2) A shareholder may appoint as proxyholder a person (who need not be a shareholder) other than the persons designated in this form of proxy to attend and act on his behalf at the Meeting by inserting the name of such other person in the space provided or by completing another proper form of proxy.
(3) The shares represented by this proxy will, on a show of hand or any ballot that may be called for, be voted or withheld from voting in accordance with the instructions given by the shareholder; in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matters.

                                 PROXY
           Please complete and return in the envelope provided.
                       FORMULAIRE DE PROCURATION
        Veuillez completer et poster dans l'enveloppe ci-jointe.